Execution Version Interstate offices Canberra Melbourne Lawyers Angel Place Level 27, 123 Pitt Street Sydney NSW 2000 Australia GPO Box 1692 Sydney New South Wales 2001 Telephone 61 2 9291 6100 Facsimile 61 2 9221 0872 info@maddocks.com.au www.maddocks.com.au DX 10284 Sydney Stock Exchange Business sale agreement for the DZS industrial internet of things business NetComm Wireless Pty Ltd ACN 002 490 486 and Lantronix, Inc. 48 Discovery, Suite 250 Irvine CA 92618 USA

Contents 1. Definitions and interpretation ................................................................................................5 1.1 Definitions ..................................................................................................................5 1.2 Reasonable endeavours ..........................................................................................15 1.3 Knowledge and awareness of the Seller .................................................................15 1.4 Business Days .........................................................................................................16 1.5 General rules of interpretation .................................................................................16 2. Conditions..............................................................................................................................16 2.1 Conditions ................................................................................................................16 2.2 Parties must co-operate ...........................................................................................17 2.3 Benefit and waiver of Conditions .............................................................................17 2.4 Termination before Completion ...............................................................................17 2.5 Effect of termination .................................................................................................18 2.6 Surviving clauses .....................................................................................................18 3. Assets and liabilities .............................................................................................................18 3.1 Sale and purchase of Assets ...................................................................................18 3.2 Assumption of liabilities ...........................................................................................18 3.3 Excluded liabilities ...................................................................................................18 3.4 Buyer acknowledgement .........................................................................................18 4. Consideration ........................................................................................................................19 4.1 Consideration ...........................................................................................................19 4.2 Payment ...................................................................................................................19 4.3 Adjustment for certain payments .............................................................................19 5. Obligations before Completion ...........................................................................................19 5.1 Seller obligations .....................................................................................................19 5.2 Patent Licence Deed ...............................................................................................20 6. Completion ............................................................................................................................20 6.1 Time and place for Completion ................................................................................20 6.2 Seller’s delivery obligations .....................................................................................20 6.3 Buyer’s Completion obligations ...............................................................................22 6.4 Interdependence of obligations at Completion ........................................................22 6.5 Notice to complete ...................................................................................................22 6.6 Remedies for failure to comply with notice ..............................................................23 6.7 Legal and beneficial ownership and risk ..................................................................23 6.8 Entitlement to income ..............................................................................................23 6.9 Records....................................................................................................................25 7. Inventory in transit ................................................................................................................25 7.1 Inventory in transit ...................................................................................................25 8. Receivables and Post Signing Receivables .......................................................................26 8.1 Receivables .............................................................................................................26 8.2 Unpaid Post Signing Receivables ...........................................................................26 9. Contracts................................................................................................................................27 9.1 Assignment or novation ...........................................................................................27 9.2 Benefit of Contracts .................................................................................................28 9.3 Obligations and liabilities under Contracts ..............................................................28

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	9.4	Indemnity from the Seller	28
	9.5	Indemnity from the Buyer	28
10.	**Australian and United States Employees**		**28**
	10.1	Offer of employment	28
	10.2	Acceptance of resignation and release	29
	10.3	Seller's payment obligations	29
	10.4	Buyer's payment obligations	29
	10.5	Seller's indemnity	29
	10.6	Buyer's indemnity	30
	10.7	Non-transferring Employees	30
11.	**United Kingdom Employees**		**30**
	11.1	Transfer of Undertakings (Protection of Employment) Regulations 2006	30
12.	**Restraint**		**33**
	12.1	Non-competition	33
	12.2	Non-solicitation	33
	12.3	Restraint periods	33
	12.4	Restraint area	33
	12.5	Separate restrictions	34
	12.6	Exceptions	34
	12.7	Acknowledgement	34
	12.8	Proceedings	35
	12.9	Reasonableness	35
	12.10	Assignment	35
13.	**Post-Completion matters**		**35**
	13.1	Access to Records	35
	13.2	Access to Excluded Records	36
	13.3	Creditors and debtors	36
	13.4	Wrong pockets	36
	13.5	Payment of trade payables by the Seller	36
14.	**Warranties**		**36**
	14.1	Warranties	36
	14.2	Warranties separate	37
	14.3	Buyer's acknowledgements	37
	14.4	Indemnity for Warranties	38
	14.5	Seller must notify breaches	38
	14.6	Buyer Warranties	38
15.	**Limitations of liability**		**38**
	15.1	Disclosure	38
	15.2	Fair disclosure	39
	15.3	Time limits for Warranty Claims	39
	15.4	Notice of claims	39
	15.5	Minimum amount for Warranty Claims and Threshold for Warranty Claims	39
	15.6	Other limitations of liability	39
	15.7	Maximum recovery	40
	15.8	Rights against third parties	40
	15.9	Reimbursement of benefits subsequently received	40
	15.10	Mitigation	41
	15.11	No action against officers and employees	41
	15.12	Circumstances where limitations not to apply	41

Maddocks

	15.13	No consequential loss	41
16.	**Third party claims**		**41**
	16.1	Notice	41
	16.2	Obligations after notice given	42
	16.3	Assumption of conduct by the Seller	42
	16.4	Effect of assumption of conduct by Seller	42
	16.5	Counsel opinion	43
	16.6	Privilege	43
17.	**Confidentiality**		**43**
	17.1	No announcement or other disclosure of transaction	43
	17.2	Permitted disclosure	43
	17.3	No use or disclosure of Confidential Information	44
18.	**Payments**		**44**
	18.1	Direction	44
	18.2	Method of payment	44
	18.3	No deduction	44
	18.4	Gross-up for withholdings	44
	18.5	Default interest	45
19.	**GST**	**45**	
	19.1	Interpretation	45
	19.2	GST exclusive	45
	19.3	Increase in consideration	45
	19.4	Tax invoice	45
	19.5	GST characterisation	45
	19.6	Warranty as to 'in the indirect tax zone'	46
	19.7	Export of Inventory	46
	19.8	Warranties in relation to the Export of Inventory	46
	19.9	Reimbursements	46
	19.10	Adjustment events	47
20.	**Notices**	**47**	
	20.1	How notice to be given	47
	20.2	When notice taken to be received	47
21.	**Entire agreement**		**48**
22.	**General**	**48**	
	22.1	Amendments	48
	22.2	Assignment	48
	22.3	Consents	49
	22.4	Costs	49
	22.5	Counterparts	49
	22.6	Further acts and documents	49
	22.7	No merger	49
	22.8	Severance	49
	22.9	Stamp duty	49
	22.10	Waivers	49
23.	**Dispute Resolution**		**49**
24.	**Governing law and jurisdiction**		**50**

24.1 Governing law ..........................................................................................................50 24.2 Jurisdiction ...............................................................................................................50 25. Process agent ........................................................................................................................51 25.1 Appointment .............................................................................................................51 25.2 Valid service ............................................................................................................51 25.3 Effectiveness of service ...........................................................................................51 Schedule 1 Business Intellectual Property .............................................................................52 Schedule 2 Excluded Intellectual Property Licences .............................................................53 Schedule 3 Employees ..............................................................................................................54 Schedule 4 Warranties ..............................................................................................................55 Schedule 5 Buyer Warranties ...................................................................................................66 Schedule 6 Plant and Equipment .............................................................................................68 Schedule 7 Employee Entitlements as at the date of this document ...................................69 Schedule 8 Inventory in Transit prior to the date of this document .....................................70 Attachment 1 Index of Due Diligence Materials .........................................................................72 Attachment 2 Due Diligence Q&A ................................................................................................73 Attachment 3 Transitional Services Agreement .........................................................................74 Attachment 4 Trade Mark and Source Code Licence Deed ......................................................75 Attachment 5 Receivables ............................................................................................................76 Attachment 6 SKUs .......................................................................................................................77 Attachment 7 Consent...................................................................................................................78 Attachment 8 Deed of Assignment of Patents ...........................................................................79

page 5 Business sale agreement Dated NOVEMBER 7, 2024 Parties Name NetComm Wireless Pty Ltd ACN 002 490 486 Address Level 1, 18-20 Orion Road, Lane Cove, New South Wales 2066, Australia Email legal@dzsi.com Contact Legal Department Short name Seller Name Lantronix, Inc. Address 48 Discovery, Suite 250, Irvine CA 92618 USA Email bstringham@lantronix.com Contact Brent Stringham Short name Buyer Background A. The Seller carries on the Business and owns all of the Assets used, held for use or intended to be used primarily to carry on the Business. B. The Seller wishes to sell and the Buyer wishes to buy the Business and Assets on the terms and conditions of this document to enable the Buyer to carry on the Business as a going concern in succession to the Seller. The parties agree 1. Definitions and interpretation 1.1 Definitions In this document: Affiliate means in respect of a person (Primary Person), a person: (a) Controlled directly or indirectly by the Primary Person; (b) Controlling directly or indirectly the Primary Person;

page 6 (c) directly or indirectly Controlled by a person who Controls the Primary Person (whether alone or with another person or persons); (d) a Related Entity of the Primary Person; (e) a Related Body Corporate of the Primary Person; or (f) directly or indirectly under the common Control of the Primary Person and another person or persons. ASIC means the Australian Securities and Investments Commission. Asset means all of the assets, goodwill and rights of the Seller of whatever kind and nature, real or personal, tangible or intangible, that are owned, by the Seller on Completion and used, held for use or intended to be used primarily in the operation or conduct of the Business, including: (a) the Goodwill; (b) the Plant and Equipment; (c) the Inventory; (d) the benefit and all rights under the Contracts; (e) the Business Intellectual Property; (f) the Post Signing Receivables; and (g) the Records, but excluding the Excluded Assets. Assumed Liabilities means: (a) the Post Signing Payables; and (b) the Employee Entitlements in respect of Transferring Employees which are detailed in Schedule 7 as at the date of this document. Australian Employee means each person listed in Part A of Schedule 3. Authorisation means any licence, consent, approval, permit, registration, accreditation, certification or other authorisation given or issued by any Regulatory Authority or any other person. Business means the industrial internet of things business operated by the Seller as at Completion under the name ‘DZS’, but for the avoidance of doubt, excluding the Seller’s Other Businesses. Business Day means a day that is not a Saturday, Sunday or a public holiday or bank holiday in Sydney, New South Wales, Australia and New York, New York, USA. Business Hours means the hours from 9.00am to 5.00pm on a Business Day. Business Intellectual Property means all Intellectual Property Rights owned by Seller and used, held for use or intended to be used primarily in the Business, as specified in Schedule 1, and the right to take action against any third party for the infringement of any rights page 7 relating to those Intellectual Property Rights whether occurring before or after the date of this document in. Buyer Claim means a Claim by the Buyer under this document (including a Warranty Claim). Buyer Group Member means the Buyer and each Related Entity of the Buyer. Buyer Warranties means the warranties set out in Schedule 5. Claim means in relation to a person or entity, a demand, claim, action or proceeding made or brought by or against the person or entity, however arising and whether present, unascertained, immediate, future or contingent. Claim Amount Paid has the meaning given in clause 15.9. Collection Period means the period commencing on the Completion Date and ending on the date that is 180 days from the Completion Date. Completion means the completion of the sale and purchase of the Business and the Assets in accordance with clause 5. Completion Date means the date on which Completion occurs. Conditions means the conditions precedent in clause 2.1 and Condition means any one of them. Confidential Information means: (a) all information relating to the Assets or the operations or affairs of the Business, including all financial or accounting information, all customer names and lists, terms and conditions of supply, sales records, marketing analysis and research and reports and other marketing information and all trade secrets, know how, operating procedures and technical information; and (b) all other information relating to the Assets or the operations or affairs of the Business treated by the Seller as confidential or capable of being protected at law or equity as confidential information or the disclosure of which might cause loss or damage to or otherwise adversely affect the Business, in whatever form and in each case including information that has been disclosed by the Seller or their Representatives under the terms of a confidentiality agreement. Consent has the meaning given at clause 2.1.1. Consequential Loss means any consequential or indirect losses, including economic losses, loss of profits (whether direct, indirect, anticipated or otherwise), loss of expected savings, opportunity costs, loss of business (including loss or reduction of goodwill) and damage to reputation. Contracts means: (a) the Intellectual Property Licences; and (b) each contract entered into by the Seller with a customer or supplier of the Business and which is not fully performed at Completion, being:

page 8 (i) Coca-Cola Enterprise Limited Standard Conditions of Purchase signed 6 July 2016; (ii) Distribution Agreement with Kanematsu Communications Ltd dated 4th April 2014; (iii) Amendment to Distribution Agreement with Kanematsu Communications Limited entered into 15th March 2017; (iv) Amendment to Distribution Agreement with Kanematsu Communications Limited entered into 9th December 2019; (v) VPC Procurement Agreement with Vodafone Procurement Company S.à.r.l. made on 19 October 2012; (vi) Agency Adherence Agreement with Vodafone Global Enterprise Limited made on 11 March 2019; (vii) Agency Adherence Agreement with Vodafone New Zealand Limited made on 27 October 2014; and (viii) VPA Attachment Agreement with Vodafone Procurement Company S.à.r.l. commencing 26 March 2019. Control has the meaning given in the Corporations Act (and Controlled has the corresponding meaning). Counsel means a Queen's Counsel, King's Counsel or Senior Counsel of at least ten years standing specialising in commercial litigation. Counterparty Form of Consent has the meaning given at clause 2.1.1. Corporations Act means the Corporations Act 2001 (Cth). Deed of Assignment of Patents means the deed of assignment of patents to be entered into between the Buyer and the Seller in the form of Attachment 8. Defaulting Party has the meaning given in clause 6.5. Due Diligence Materials means: (a) the written information and documents provided by the Seller to the Buyer and its Representatives (acting on behalf of the Buyer) at least 1 Business Day before the date of this document in the virtual ShareVault data room, which may or may not be titled ‘Project Neptune’, an agreed index of which is attached at Attachment 1; and (b) the written questions raised by the Buyer and its Representatives (acting on behalf of the Buyer) in the due diligence process and the written responses given to those questions by the Seller and its Representatives at least 1 Business Day before the date of this document, a copy of which is attached at Attachment 2. Effective Time means 12:00:01am Sydney time on the Completion Date. Employee means each Australian Employee, the United Kingdom Employee and the United States Employee, in each case whose employment with the Seller has not ceased prior to the Effective Time.

page 9 Employees Accrual means an amount equal to 70% of the Employee Entitlements as at the Effective Time. Employee Entitlements means all accrued and pro-rata entitlements to personal leave, annual leave, long service leave and recognition of years of service of Transferring Employees, including on-costs, accrued as at the Effective Time. Employment Liabilities means all losses connected with or arising from any employment law, including (but not limited to) costs, expenses, damages and losses. Encumbrance means in respect of an asset: (a) a Security Interest; (b) a mortgage, charge, lien, pledge, hypothecation or other encumbrance over the asset; (c) a preferential interest, trust, title retention arrangement (other than in the ordinary course of business) or other estate, interest, claim or arrangement affecting the asset; or (d) an agreement to grant, create or register any of the rights above or to allow any of them to exist, in favour of any person and whether registered or unregistered, perfected or not perfected, statutory, legal or equitable. Excluded Assets means: (a) cash; (b) the Excluded Records; (c) the Excluded Intellectual Property Licences; (d) any assets of the Seller’s Other Businesses; (e) the Excluded Contracts; (f) Receivables; and (g) Excluded Inventory Excluded Contracts means all contracts, agreements and arrangements in relation to the Business including: (a) all contracts of employment; (b) all agreements and arrangements under which the Seller owes borrowings or other indebtedness; (c) all contracts or policies of insurance; (d) any contracts related to the Seller’s Other Businesses; (e) Master Procurement Agreement with Telstra Corporation Limited that commenced 1 October 2013 as amended from time-to-time;

page 10 (f) Statement of Work with Telstra Corporation Limited signed on 8 March 2022; and (g) the Excluded Intellectual Property Licences, but excluding the Contracts. Excluded Intellectual Property Licences means the agreements and arrangements under which the Business (or the Seller) has the right to use the Intellectual Property Rights owned by a person (other than the Seller) as expressly specified in Schedule 2. Excluded Inventory means all raw materials, work in progress, finished goods, consumables and packaging materials held or owned by the Seller which: (a) do not relate to the Business; or (b) are held for use or intended to be used primarily in the Business as at the Effective Time and are damaged or obsolete. Excluded Liabilities means all liabilities of the Business or the Seller (or both), excluding Assumed Liabilities. Excluded Records means all books and records relating to the Assets or the Business that the Seller is required by law to maintain despite the sale of the Assets and the Business. Forward Looking Information means any forecast, projection, estimate, budget, statement of intent or statement of opinion on or in relation to the future performance or prospects of the Business. Fundamental Warranty means a Warranty in paragraphs 1, 4.1, , 4.1, 4.2.3, 4.3.2, 6.2.3 and 6.2.4 of Schedule 4 and with respect to Business Intellectual Property paragraph 6.2.5 of Schedule 4. Fundamental Warranty Claim means any Claim by the Buyer arising out of a breach of a Fundamental Warranty. Goodwill means the goodwill of the Business, including the exclusive right of the Buyer to represent itself as carrying on the Business as the successor to the Seller. GST means goods and services tax as defined in the GST Act or any like tax and includes penalties and interest. GST Act means the A New Tax Systems (Goods and Services Tax) Act 1999 (Cth). GST Amount has the meaning given in clause 19.3. Guarantee means any guarantee, bond, security deposit, letter of credit or suretyship or any other obligation to pay, purchase or provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment or discharge of, to indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of, obligation of, liability of or the insolvency of any other person. Indemnified Loss means, in relation to any fact, matter or circumstance, all losses, costs, damages, expenses and other liabilities arising out of or in connection with that fact, matter or circumstance including all legal and other professional expenses incurred in connection with investigating, disputing, defending or settling any claim, action, demand or proceeding relating to that fact, matter or circumstance (including any claim, action, demand or proceeding based on the terms of this document).

page 11 Intellectual Property Licences means all agreements and arrangements under which the Business (or the Seller) has the right to use any Intellectual Property Rights owned by a person (other than the Seller), including those specified in Part G of Schedule 1, but excluding the Excluded Intellectual Property Licences. Intellectual Property Rights means: (a) business names, domain names, patents, designs, trade marks and service marks (whether registered or unregistered) and any applications for, or rights to apply for, registration of any business name, domain name, patent, design, trade mark or service mark; (b) copyright (including copyright in software, websites, databases, books and educational materials, advertising and other promotional materials); (c) all rights to have information (including trade secrets, know-how, operating procedures and technical information) kept confidential, including all other information used in the Business and which is not publicly known; and (d) all other rights or protections having similar effect anywhere in the world. Inventory means all: (a) raw materials, work in progress, finished goods and consumables; and (b) packaging materials and all development kits, cables, debuggers and accessories related to products sold or to be sold, which are held or owned by the Seller and held for use or intended to be used primarily in the Business as at the Effective Time but excluding Excluded Inventory. Key Contracts means the following Contracts: (a) Coca-Cola Enterprise Limited Standard Conditions of Purchase signed 6 July 2016; (b) VPC Procurement Agreement with Vodafone Procurement Company S.à.r.l. made on 19 October 2012; (c) Agency Adherence Agreement with Vodafone Global Enterprise Limited made on 11 March 2019; (d) Agency Adherence Agreement with Vodafone New Zealand Limited made on 27 October 2014; and (e) VPA Attachment Agreement with Vodafone Procurement Company S.à.r.l. commencing 26 March 2019. Licensed Intellectual Property means the Intellectual Property Rights the subject of the Intellectual Property Licences. Material Adverse Change means any change, event, circumstance or occurrence (whether singularly or in combination with other changes, events, circumstances or occurrences) after the date of this document which has resulted, or is reasonably likely to result, in the material diminishment of the Business, results of operations, or condition (financial or otherwise) of the Business, taken as a whole, but does not include any facts, matters or circumstances: (a) that arises from or in connection with:

page 12 (i) any change in general economic, financial, political, business, industry or market conditions in each case, generally affecting the industries in which the Seller conducts the Business; (ii) COVID-19 (or any other pandemic), including any action taken as a result of a mandatory legal requirement imposed by a Regulatory Authority in response to COVID-19 (or any other pandemic); or (iii) any change in applicable law, accounting standards or the policy of any Regulatory Authority after the date of this document to the extent the Seller is required to comply with such change which affects the operations of the Business or the Seller in conducting the Business in substantially the same manner as its customers or competitors; or (b) in respect of which the Buyer otherwise agrees in writing is not a ‘Material Adverse Change’ for the purposes of this document. Non-Defaulting Party has the meaning given in clause 6.5. Plant and Equipment means all plant, equipment, furniture, fixtures, tangible personal property, furnishings and fittings and Systems set out in Schedule 6. Patent Licence Deed means a licence from the Seller to the Buyer of all patents owned by the Seller which relate to any Products except for the patents to be assigned from the Seller to the Buyer under the Deed of Assignment of Patents, such licence to be non-exclusive, worldwide, royalty-free, perpetual and irrevocable in a form to be agreed between the Seller and the Buyer prior to Completion. Post Signing Payables means: (a) all trade payables directly related to Post Signing Receivables but excluding trade payables directly related to Post Signing Receivables which are prepaid prior to the date of this document which is $318,489; plus (b) other payables in connection with Post Signing Receivables up to an aggregate amount that will not exceed $10,000. Post Signing Receivables means all: (a) income paid to the Seller in connection with the Business, for all customer orders shipped, delivered or dispatched on or after the date of this document; and (b) receivables owing to the Seller arising or payable in connection with the Business, for all customer orders shipped, delivered or dispatched on or after the date of this document, including all customer orders received by the Business or the Seller before the date of this document and which are shipped, delivered or dispatched on or after the date of this document. PPSR means the Personal Properties and Securities Register. Product Liability Claim means a Claim made in respect of any products distributed, supplied, or sold by the Business prior to Completion, as a result of the failure to comply to a material extent with any warranty or representation (expressly or impliedly made in relation to such products) or with any applicable law or regulation. Purchase Price means: (a) $6,500,000; less page 13 (b) the Employees Accrual, as adjusted in accordance with this document. Receivables means all and any trade debts, receivables and other amounts owing to the Seller arising or payable in connection with the Business in respect of the period before the date of this document, including as set out in Attachment 5, but will expressly exclude Post Signing Receivables (including all customer orders received by the Business before the date of this document and which are shipped or dispatched on or after the date of this document). Records means all originals and copies of all books, records, reports, correspondence, files, manuals and other documents and information created by, owned by, or relating exclusively to the Business or the Assets or in the possession or control of the Seller relating exclusively to the Business or the Assets, whether in printed, electronic or any other form, and including all: (a) statutory books and registers, minute books, books of account, trading and financial records, employee records, tax returns and related correspondence; (b) customer lists, supplier lists, price lists, pricing models and sales and marketing materials; (c) title deeds and other documents of title; (d) all documents and information (including source codes listed in Schedule 1 and working papers in relation to such source codes) which are required to enable any software material to the Business that was wholly or partially developed for or by the Seller to be adapted, modified or improved (Software Records); (e) all papers, reports and other items in relation to the Business Intellectual Property referred to in Part F of Schedule 1 in the Seller’s possession, custody or control; and (f) originals and copies of all contracts and Authorisations. Recovery Amount has the meaning given in clause 15.9. Regulatory Authority means: (a) any government or local authority and any department, minister or agency of any government in a jurisdiction in which the Business operates; and (b) any other authority, agency, commission or similar entity having powers or jurisdiction under any law or regulation in a jurisdiction in which the Business operates. Related Body Corporate has the meaning given in section 50 of the Corporations Act. Related Entity of a corporation means: (a) a related body corporate of that corporation within the meaning of section 50 of the Corporations Act; and (b) a trustee of any unit trust in relation to which that corporation, or any corporation referred to in paragraph (a), directly or indirectly: (i) controls the right to appoint the trustee;

page 14 (ii) is in a position to control the casting of, more than one half of the maximum number of votes that might be cast at a meeting of holders of units in the trust; or (iii) holds or is in a position to control the disposal of more than one half of the issued units of the trust. Representatives means, in relation to a party, all officers, employees, professional advisers, agents and attorneys of the party. Restricted Business means any business which designs, develops, licenses, manufactures, distributes, sells or supports an existing product of the Business as at the Completion Date or any product under design by the Business or in the pipeline, roadmap or future plans of the Business as at the Completion Date, or competes with the Business or a substantial part of the Business. Restricted Person means the Seller and each Affiliate of the Seller. Scheduled Completion Date means: (a) the date falling 2 Business Days after all Conditions have been satisfied or waived under clause 2; or (b) another time and date agreed by the Buyer and the Seller in writing. Security Interest has the meaning given to that term in the Personal Property Securities Act 2009 (Cth). Seller’s Other Businesses means all the businesses run or conducted by the Seller or its Affiliates other than the Business, including (but not limited to) the fixed wireless, fibre extension and fixed broadband businesses. SKU Records has the meaning given in clause 6.9.1. SKUs means the stock keeping units listed in Attachment 6 and SKU means any one of them. Standard Rate in relation to interest payable on any payment due under this document means 8% per annum. Sunset Date means 26 November 2024 or such other date as the parties may agree to in writing. Systems means all information technology and communications systems used, held for use or intended to be used primarily in the conduct or operation of the Business, including all hardware, software, networks, mobile communications devices and peripherals, but excluding the Excluded Intellectual Property Licences. Tax means any tax, levy, excise, duty, charge, surcharge, contribution, withholding tax, impost or withholding obligation of whatever nature, whether direct or indirect, by whatever method collected or recovered, together with any fees, penalties, fines, interest or statutory charges. Tax Authority means any Regulatory Authority responsible for the assessment, collection, withholding or administration of Tax in any country or jurisdiction in which the Business operates.

page 15 Third Party Claim means any claim or potential claim by a third party against the Buyer which may give rise to a Warranty Claim. Trade Mark and Source Code Licence Deed means the trade mark and source code licence deed to be entered into between the Buyer and the Seller in the form of Attachment 4. Transfer Regulations has the meaning given in clause 11.1.1. Transferring Employees means those Employees who accept the offer of employment from the Buyer or its nominee made under clause 10 or whose employment transfers to the Buyer or relevant member of the Buyer Group in accordance with clause 11. Transit Goods has the meaning given in clause 7.1.1. Transitional Services Agreement means the transitional services agreement to be entered into between the Buyer and the Seller in the form of Attachment 3. UK Employee means the person listed in Part B of Schedule 3. United States Employee means the person listed in Part C of Schedule 3. Unpaid Post Signing Receivables has the meaning given in clause 8.2.1. Warranties means the warranties set out in Schedule 4. Warranty Claim means any Claim by the Buyer arising out of a breach of a Warranty. 1.2 Reasonable endeavours Any provision of this document which requires a party to use reasonable endeavours, commercially reasonable endeavours, or all reasonable endeavours, to procure that something is performed or occurs or does not occur does not include any obligation: 1.2.1 to pay any money or to provide any financial compensation, valuable consideration or any other incentive to or for the benefit of any person except for payment of any applicable fee for the lodgement or filing of any relevant application with any Regulatory Authority; or 1.2.2 to commence any legal action or proceeding against any person, except where that provision expressly specifies otherwise. 1.3 Knowledge and awareness of the Seller If any Warranty is qualified by the Seller’s awareness or knowledge, the facts of which the Seller is aware or that is within the Seller’s awareness or knowledge are taken to be all facts of which any of Adrian Macarthur-King (Vice President (Research and Development)), Sudip Pathak (Director of Operations), Joy Hsu (Director of Human Resources), Brian Chesnut (Chief Financial Officer) and Scott St. John (Chief Customer Officer) is actually aware at the relevant time or ought reasonably to have been aware of at the relevant time had they made reasonable enquiries of other relevant employees of the Seller, to the extent that such enquiry is reasonable in the context of the Warranty in question for the sale of the Business and the Assets and having regard to the role of such individuals in relation to the Business.

page 16 1.4 Business Days If the day on which any act is to be done under this document is a day other than a Business Day, that act must be done on the immediately following Business Day, except where this document expressly specifies otherwise. 1.5 General rules of interpretation In this document headings are for convenience only and do not affect interpretation and, unless the contrary intention appears: 1.5.1 a word importing the singular includes the plural and vice versa, and a word of any gender includes the corresponding words of any other gender; 1.5.2 the word including or any other form of that word is not a word of limitation; 1.5.3 if a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning; 1.5.4 a reference to a person includes an individual, the estate of an individual, a corporation, an authority, an association or parties in a joint venture, a partnership and a trust; 1.5.5 a reference to a party includes that party’s executors, administrators, successors and permitted assigns, including persons taking by way of novation and, in the case of a trustee, includes any substituted or additional trustee; 1.5.6 a reference to a document (including this document) is to that document as varied, novated, ratified or replaced from time to time; 1.5.7 a reference to a party, clause, schedule, exhibit, attachment or annexure is a reference to a party, clause, schedule, exhibit, attachment or annexure to or of this document, and a reference to this document includes all schedules, exhibits, attachments and annexures to it; 1.5.8 a reference to an agency or body if that agency or body ceases to exist or is reconstituted, renamed or replaced or has its powers or function removed (obsolete body), means the agency or body which performs most closely the functions of the obsolete body; 1.5.9 a reference to a statute includes any regulations or other instruments made under it (delegated legislation) and a reference to a statute or delegated legislation or a provision of either includes consolidations, amendments, re-enactments and replacements; 1.5.10 a reference to $ or dollar is to the currency of the United States of America; and 1.5.11 this document must not be construed adversely to a party just because that party prepared it or caused it to be prepared. 2. Conditions 2.1 Conditions Completion is subject to and conditional upon each of the following Conditions being satisfied or waived on or before the Sunset Date:

page 17 2.1.1 each Key Contract is novated or assigned to the Buyer on terms with effect from Completion in the form of a deed of novation or consent to assignment for each Key Contract that is set out in Attachment 7 (Consent) and duly signed by all relevant parties to each Key Contract, provided however that if any counterparty to a Key Contract refuses to execute the applicable Consent in the form set out in Attachment 7 or only agrees to a form of a novation or consent to assignment for that Key Contract, which is different to the Consent (Counterparty Form of Consent) then the Buyer shall use all reasonable endeavours to negotiate and agree such Counterparty Form of Consent with the relevant counterparty on terms acceptable to the Buyer (acting in good faith); 2.1.2 no Material Adverse Change has occurred; and 2.1.3 the Seller has procured the full and final extinguishment, discharge and release of all Encumbrances over the Business and Assets to the reasonable satisfaction of the Buyer. 2.2 Parties must co-operate 2.2.1 Each party must cooperate with the other party and do all things reasonably necessary to procure that the Conditions are satisfied as soon as reasonably possible, and in any event on or before the Sunset Date, or as otherwise agreed between the parties. 2.2.2 The obligations under clause 2.2.1 include that each party must: (a) provide all reasonable assistance to the other party as is necessary to satisfy the Conditions; (b) keep each other party informed of progress towards the satisfaction of the Conditions; and (c) promptly notify each other party in writing if a party becomes aware: (i) that a Condition has been satisfied; and (ii) of any fact, matter or circumstance that may result in a Condition not being satisfied before the Sunset Date or becoming incapable of being satisfied. 2.2.3 Nothing in this clause 2.2 requires a party to waive a Condition under clause 2.2 or accept unreasonable conditions or requirements imposed by third parties to satisfy any Condition. 2.3 Benefit and waiver of Conditions 2.3.1 The Conditions (aside from the Condition at clause 2.1.3) are for the benefit of the Buyer and may only be waived by the Buyer in writing, but only to the extent set out in the waiver. 2.3.2 The Condition at clause 2.1.3 is for the benefit of both parties and may only be waived by written consent of both parties. 2.4 Termination before Completion If any Condition is not satisfied in accordance with clause 2.1 or waived in accordance with clause 2.3, on or before the Sunset Date, then, subject to that party having complied with page 18 clause 2.2, a party may at any time after that date terminate this document by giving notice in writing to the other party. 2.5 Effect of termination If this document is terminated under clause 2.4: 2.5.1 the parties will procure that any other document that has already been executed is terminated in accordance with its terms; 2.5.2 each party is released from its obligations under this document, except for the obligations expressed to survive termination in this document; and 2.5.3 each party retains the rights each party has against any other party in connection with breach of this document or Claim that has arisen before termination. 2.6 Surviving clauses Termination under clause 2.4 does not affect the following provisions of this document, which continue in effect after termination: 2.6.1 clause 1 (Definitions and Interpretation); 2.6.2 clause 17 (Confidentiality); 2.6.3 clause 19 (GST); 2.6.4 clause 22 (General), except clause 22.6; and 2.6.5 clause 24 (Governing law and jurisdiction). 3. Assets and liabilities 3.1 Sale and purchase of Assets On Completion, the Seller must sell and the Buyer must buy the Business as a going concern and full legal title and the entire beneficial ownership of the Assets free from all Encumbrances. 3.2 Assumption of liabilities Subject to clause 6.8.4, on and from Completion, the Buyer must assume, pay, perform and discharge all Assumed Liabilities and must indemnify the Seller against and pay to the Seller the amount of any Indemnified Loss suffered or incurred by the Seller after Completion in connection with the Assumed Liabilities. 3.3 Excluded liabilities Nothing in this document operates to transfer or otherwise pass to the Buyer or will be construed as an acceptance by the Buyer of any Excluded Liability or any other liability or obligation that is not expressly assumed by the Buyer under this document. The Seller must pay to the Buyer the amount of any Indemnified Loss suffered or incurred by the Buyer after Completion in connection with the Excluded Liabilities. 3.4 Buyer acknowledgement In entering into this document and in proceeding to Completion in reliance upon the Warranty 4.1.6 in Schedule 4 , the Buyer acknowledges and agrees that the Buyer shall be page 19 solely responsible for obtaining a licence from Qualcomm Technologies, Inc. in order to use and develop the firmware which forms part of the Systems. 4. Consideration 4.1 Consideration The consideration for the sale of the Business and Assets is the payment of the Purchase Price by the Buyer and the assumption by the Buyer of the Assumed Liabilities. 4.2 Payment On Completion, the Buyer must pay the Purchase Price to the Seller in accordance with clause 6.3.1. 4.3 Adjustment for certain payments Any payment made: 4.3.1 by the Seller to the Buyer for a Warranty Claim or Excluded Liabilities, or in respect of a breach of indemnity under this document by the Seller, will be treated as a reduction in the Purchase Price; or 4.3.2 by the Buyer to the Seller for a Claim made in accordance with clause 14.6 or for Assumed Liabilities will be treated as an increase in the Purchase Price. 5. Obligations before Completion 5.1 Seller obligations 5.1.1 From the date of this document until the earlier to occur of (i) Completion and (ii) the lawful termination of this document, the Seller must: (a) conduct the Business in the ordinary course and otherwise in substantially the same manner as at the date of this document in compliance with all applicable laws; (b) maintain the Plant and Equipment in reasonable working condition apart from fair wear and tear; (c) in the ordinary course of business, use all reasonable endeavours to maintain the Business, and maintain the Seller’s relationships with suppliers and customers; (d) not without the prior written consent of the Buyer (which consent must not be unreasonably withheld or delayed) make sales of products or services otherwise than in the ordinary course of the Business, provided that the Seller may, at the request of the Buyer, sell or clear slow moving or obsolete or discontinued Inventory at a reduced price; (e) not commit a material breach or default of any of the Seller’s obligations under any Contract; (f) not terminate or vary or (unless the Buyer otherwise agrees) fail to enforce the terms of any Contract;

page 20 (g) not acquire, dispose of, or create an Encumbrance over, any of the Assets, other than acquisitions or disposal of Inventory in the ordinary course of business; (h) not without the prior written consent of the Buyer, make any material change (other than any change required to comply with any contract, relevant industrial instrument or state or federal industrial law or statute) to the basis or amount of remuneration or the terms and conditions of employment or engagement of any Employee of or subcontractor to the Business; (i) not place any purchase order with a supplier or contract manufacturer for an amount in excess of $25,000 without the prior written consent of the Buyer, such consent not to be unreasonably withheld or delayed; and (j) inform the Buyer immediately of any Material Adverse Change. 5.1.2 At least three (3) Business Days prior to the date of Completion, the Seller will provide to the Buyer (which the Seller will prepare acting reasonably and in good faith) a statement detailing the Assumed Liabilities. 5.1.3 Clause 5.1 shall not operate so as to restrict or prevent any matter reasonably undertaken by the Seller in an emergency or disaster situation or otherwise as a matter of urgency (being in respect of a matter which requires urgent action) with the intention of minimising any adverse effect thereof (and of which the Buyer shall be promptly notified as soon as reasonably practicable by the Seller with such notice to include reasonable details of the emergency, disaster or matter of urgency and the steps taken by the Seller). 5.2 Patent Licence Deed The parties will negotiate in good faith and acting reasonably the terms of the Patent Licence Deed so as to be in a final form for signing on Completion. 6. Completion 6.1 Time and place for Completion Completion will take place at 10:00am by electronic exchange on the Scheduled Completion Date, or at such other place as the Buyer and the Seller may agree in writing. 6.2 Seller’s delivery obligations At Completion, the Seller must vest title in the Business and the Assets, to the Buyer free from Encumbrances, and to this end the Seller must deliver to the Buyer: 6.2.1 original counterparts of each of the following documents duly executed by the Seller: (a) assignments in respect of each registered Business Intellectual Property specified in Schedule 1; (b) the Transitional Services Agreement; (c) the Trade Mark and Source Code Licence Deed; (d) the Deed of Assignment of Patents;

page 21 (e) the Patent Licence Deed; and (f) any other document reasonably required by the Buyer to vest legal and beneficial ownership of any Asset in the Buyer with effect from Completion; 6.2.2 subject to clause 6.9.4: (a) the Plant and Equipment, the Inventory, the Records; and (b) all other Assets title to which is capable of being transferred by delivery; 6.2.3 documentation evidencing to the satisfaction of the Buyer that all Encumbrances over the Assets have been discharged and released; 6.2.4 in relation to each deed of novation referred to at clause 9.1, a copy of each deed of novation duly executed by the counterparty to the relevant Contract obtained before Completion in accordance with clause 9.1 and a further copy of each such deed of novation duly executed by the Seller; 6.2.5 in relation to each deed of consent to assignment referred to at clause 9.1, a copy of each deed of consent to assignment duly executed by the counterparty to the relevant Contract obtained before Completion in accordance with clause 9.1 and a further copy of each such deed of consent to assignment duly executed by the Seller; 6.2.6 a spreadsheet setting out sales of the Business which are made to customers in Queensland and Western Australia as a proportion of total sales in Australia for the last 3 financial years; 6.2.7 a schedule setting out the details of Post Signing Receivables where the relevant debtors of the Business reside in Queensland or Western Australia, including the amounts owing and name and address details of those debtors; 6.2.8 documentation evidencing to the satisfaction of the Buyer that the Seller has paid all trade payables owing in connection with the Business in accordance with clause 6.8.3 in respect of such trade payables owing in connection with the Business as at 5 Business Days prior to the date of this document; 6.2.9 a list of all Transit Goods as at Completion; 6.2.10 a report detailing all Post Signing Receivables generated on or after the date of this document and until the Completion Date, such report to include: (a) details of all Post Signing Receivables paid to the Seller (in whole or in part), including amount of invoice, amount paid, when paid, invoice number and name and address of customer; (b) all details necessary for the Buyer to be able to collect Unpaid Post Signing Receivables, including amount of invoice, amount part paid, when paid, amount owing, invoice number and name address and contact details of customer; 6.2.11 a report detailing Post Signing Payables on or after the date of this document and until the Completion Date, such report to include details of the amount of the payable, amount paid, when paid, invoice number, date of invoice and name, address and contact details of the creditor or payee;

page 22 6.2.12 a report listing Inventory by SKU, by location, including quantity on hand, cost per unit and items that the Seller considers (acting reasonably) is excess and obsolete; and 6.2.13 all other documents which are reasonably required by the Buyer to vest full ownership, title, and benefit of the Business and the Assets in the Buyer. 6.3 Buyer’s Completion obligations At Completion, the Buyer must: 6.3.1 pay the Purchase Price to the Seller; 6.3.2 deliver an original counterpart of the Trade Mark and Source Code Licence Deed, the Deed of Assignment of Patents, Patent Licence Deed and the Transitional Services Agreement duly executed by the Buyer; and 6.3.3 in relation to each deed of novation referred to at clause 9.1, deliver a copy of each deed of novation duly executed by the Buyer where that deed of novation has been duly executed by the counterparty to the relevant Contract before Completion in accordance with clause 9.1; and 6.3.4 in relation to each deed of consent to assignment referred to at clause 9.1, a copy of each deed of assignment duly executed by the Buyer where that deed of consent to assignment has been duly executed by the counterparty to the relevant Contract before Completion in accordance with clause 9.1. 6.4 Interdependence of obligations at Completion 6.4.1 The obligations of the parties under clauses 6.2 to 6.3 are interdependent and must be performed, as nearly as possible, simultaneously. If any obligation specified in clauses 6.2 to 6.3 is not performed on or before Completion then, without limiting any other rights of the parties, Completion is taken not to have occurred and any document delivered, or payment made, under clauses 6.2 to 6.3 must be returned to the party that delivered it or paid it. 6.4.2 The Buyer may in its sole discretion by notice given to the Seller on or before Completion waive the requirement of the Seller to comply with one or more of the requirements in clauses 6.2 and 6.3 , in which case Completion will still occur and the Seller is not required to comply with the requirements specified in the notice on or before Completion, but instead must comply with: (a) those requirements as soon as reasonably practicable after Completion; and (b) any reasonable conditions to the Buyer's waiver set out in the notice. 6.5 Notice to complete If Completion does not occur when it is required to occur in accordance with this clause 6 because of the failure of any party (the Defaulting Party) to satisfy any of its obligations under clauses 6.2 to 6.3 then: 6.5.1 the Buyer (where the Defaulting Party is the Seller); or 6.5.2 the Seller (where the Defaulting Party is the Buyer), page 23 (in either case the Non-Defaulting Party) may give the Defaulting Party a notice requiring the Defaulting Party to satisfy those obligations within a period of 5 Business Days after the date of the notice and specifying that time is of the essence in relation to that notice. 6.6 Remedies for failure to comply with notice If the Defaulting Party fails to comply with a notice given under clause 6.5, the Non- Defaulting Party may without limiting its other rights or remedies available under this document or at law: 6.6.1 immediately terminate this document, in which case the Non-Defaulting Party may seek damages for breach of this document; or 6.6.2 seek specific performance of this document, in which case: (a) if specific performance is obtained the Non-Defaulting Party may also seek damages for breach of this document; and (b) if specific performance is not obtained the Non-Defaulting Party may then terminate this document and may seek damages for breach of this document. 6.7 Legal and beneficial ownership and risk Subject to Completion, legal and beneficial ownership and risk in the Business and the Assets: 6.7.1 remains solely with the Seller until the Effective Time; and 6.7.2 passes to the Buyer on and from the Effective Time. 6.8 Entitlement to income 6.8.1 Subject to Completion, the Seller is entitled to the income of the Business (excluding Post Signing Receivables), and must pay all liabilities of the Business (excluding Post Signing Payables due for payment on or after the Effective Time), in respect of the period up to the Effective Time. 6.8.2 Subject to Completion, the Buyer: (a) is entitled to: (i) the Post Signing Receivables; and (ii) the income of the Business in respect of the period on and from the Effective Time; and (b) must: (i) reimburse the Seller for Post Signing Payables paid prior to the Effective Time; (ii) pay the Post Signing Payables due for payment on or after the Effective Time; and (iii) pay the outgoings of the Business in respect of the period on and from the Effective Time which are not paid prior to the Effective Time.

page 24 (c) The parties acknowledge and agree that the Seller is liable for all trade payables directly related to Post Signing Receivables which are prepaid prior to the date of this document which is $318,489 and has been factored into the Purchase Price and the Buyer will have no liability for those trade payables under this document or otherwise. 6.8.3 Subject to Completion, the Seller must pay all trade payables in connection with Business and moneys owing to suppliers to the Business which arise before the Effective time (excluding Post Signing Payables due for payment on or after the Effective Time) and provide evidence to the Buyer on Completion that this has occurred. The Seller must indemnify the Buyer against and pay to the Buyer the amount of any Indemnified Loss suffered or incurred by the Buyer as a result of or arising from the Seller failing to comply with its obligations under this clause 6.8.3. 6.8.4 Subject to Completion, the Buyer must pay all trade payables in connection with the Business and moneys owing to suppliers to the Business which arise on and from the Effective Time. The Buyer must indemnify the Seller against and pay to the Seller the amount of any Indemnified Loss suffered or incurred by the Seller as a result of or arising from the Seller failing to comply with its obligations under this clause 6.8.4. 6.8.5 Subject to Completion and clauses 6.8.1 to 6.8.4 (inclusive) and clauses 6.8.7 and 8.2, any items of income and expenditure relating to the Business during a period including the Completion Date will be apportioned between the Seller and the Buyer as follows: (a) the Seller remains solely responsible for: (i) any payment including prepayments, but excluding Post Signing Payables, made by the Seller to the extent that it relates to or is in respect of goods or services supplied or to be supplied to the Business on or after the Effective Time; and (ii) any other payment made in advance by the Seller in respect of the Business prior to the Effective Time (excluding Post Signing Payables), the benefit of which is not received by the Business until on or after the Effective Time; and (b) the Seller must reimburse the Buyer for: (i) any payments received in advance by the Seller prior to the Effective Time in respect of goods or services to be rendered in relation to the Business on or after the Effective Time; and (ii) any other payment which the Buyer will become liable to make in respect of the Business on or after the Effective Time, the benefit of which was received by the Business before the Effective Time and which benefit the Seller is entitled to retain on or after the Effective Time pursuant to this document. 6.8.6 Any amount payable pursuant to clause 6.8.5 must be paid within thirty (30) days after the Completion Date. 6.8.7 Within thirty (30) days after the Completion Date: (a) the Seller must pay to the Buyer all Post Signing Receivables paid (in whole or in part) to the Seller prior to the Effective Time; and

page 25 (b) the Buyer must reimburse the Seller for all Post Signing Payables which the Seller paid prior to the Effective Time. 6.9 Records 6.9.1 The Seller shall provide the Buyer with all records and artefacts in existence and in the Seller's possession as at Completion, that relate to the SKUs in the following categories: (a) firmware / software; (b) design files; (c) bill of materials; (d) product documentation; (e) Jira issues; and (f) development documentation, together being the SKU Records. 6.9.2 The Seller makes no representation or warranty that SKU Records exist for all SKUs. 6.9.3 The Seller shall deliver all SKU Records that are within its possession to the Buyer by the Completion Date or, where it is not possible to provide them by the Completion Date, as soon as reasonably practicable thereafter and in any event within fifteen (15) Business Days after Completion. 6.9.4 The Seller shall deliver the Software Records to the Buyer as soon as such Software Records are in a form which can be provided to the Buyer, and in any event within twenty (20) Business Days after Completion. 7. Inventory in transit 7.1 Inventory in transit 7.1.1 In respect of all Inventory that have been ordered by the Seller for or in relation to the Business in the ordinary course of business on or before Completion and not delivered to the Seller or the Business on or prior to Completion (Transit Goods), the Buyer must: (a) accept and pay for the Transit Goods on the terms and conditions pursuant to which those goods were ordered, including by way of purchase order (Transit Good Contract); (b) assume full responsibility for performing or complying with every Transit Good Contract; and (c) indemnify the Seller against and pay to the Seller the amount of any Indemnified Loss suffered or incurred by the Seller arising from each and every Claim and liability under or arising from or in relation to each Transit Good Contract.

page 26 7.1.2 A list detailing all Inventory that have been ordered by the Seller for or in relation to the Business in the ordinary course of business prior to the date of this document and not yet delivered to the Seller or the Business is set out in Schedule 8. 8. Receivables and Post Signing Receivables 8.1 Receivables 8.1.1 The Buyer agrees that the Seller is entitled to all of the Receivables. 8.1.2 During the Collection Period, the Buyer must use reasonable endeavours to collect the Receivables as agent for and on behalf of the Seller and for these purposes, the Seller must give to the Buyer such information as the Buyer may reasonably require in respect of the collection of the Receivables including, at such times as the Buyer may reasonably require, a current itemised list of the Receivables showing the name and address of each debtor, the amount of each debt and the date of issue of the relevant invoice in respect of each debt. 8.1.3 If the Buyer receives payment of any Receivables during the Collection Period, no later than ten (10) Business Days following receipt of such payment, the Buyer must: (a) bank all Receivables collected by the Buyer into a bank account nominated by the Seller; and (b) account to the Seller in writing in respect of all Receivables collected by the Buyer in the previous month. The Buyer will provide a written statement of all receivables and other amounts arising or payable in connection with the Business and in respect of the period before the date of this document that were received by the Buyer during the applicable calendar quarter. 8.1.4 If the Buyer receives payment of any Receivables after the expiry of the Collection Period or otherwise accidentally receives payment of any Receivables from a customer, the Buyer must account to, and pay to, the Seller that payment within five (5) Business Days of the Buyer receiving that payment. 8.1.5 The Seller will not institute legal proceedings in relation to any Receivable for a period of ninety (90) days after Completion without first giving the Buyer five (5) Business Days written notice in advance. For the avoidance of doubt, no Buyer approval shall be required for the Seller to institute legal proceedings (provided that written notice has been provided by the Seller to the Buyer in accordance with this clause 8.1.5). 8.2 Unpaid Post Signing Receivables 8.2.1 Subject to Completion occurring, in consideration for the Buyer agreeing to enter into this document, which the Seller acknowledges is valuable consideration, the Seller assigns and conveys absolutely and unconditionally to the Buyer the Post Signing Receivables not paid to the Seller prior to the Effective Time (Unpaid Post Signing Receivables) and the right, title and interest of the Seller in and to the Unpaid Post Signing Receivables at and from the Effective Time, and the Buyer accepts such assignment. 8.2.2 The Seller acknowledges and agrees that, subject to Completion occurring, with effect from the date of this document:

page 27 (a) the Unpaid Post Signing Receivables have been duly assigned by the Seller to the Buyer; (b) title in the Unpaid Post Signing Receivables passes to the Buyer; (c) risk and all liabilities in respect of Unpaid Post Signing Receivables passes to the Buyer; (d) the Buyer will be entitled to exercise the rights and enjoy the benefits of the Seller under or in connection with the Unpaid Post Signing Receivables as if the Buyer was a party to the Unpaid Post Signing Receivable in the place of the Seller; and (e) the relevant debtor does not owe any further amounts to the Seller in respect of the Unpaid Post Signing Receivables. 8.2.3 With effect at and from the Effective Time, the Seller releases and forever discharges each debtor from all Claims that the Seller may have against the debtor arising out of or in connection with the Unpaid Post Signing Receivables. The Buyer holds the benefit of this clause on trust for those debtors and may enforce this document on behalf of any of them. 8.2.4 The Seller must, upon request by the Buyer, as soon as reasonably practicable notify each debtor in writing signed by the Seller of each Unpaid Post Signing Receivable in excess of $1,000 in writing confirming that the relevant Unpaid Post Signing Receivable has been assigned to the Buyer on and from the Completion Date. 8.2.5 If the Seller receives payment of any Unpaid Post Signing Receivables on or after the Effective Time or otherwise accidentally receives payment of any Unpaid Post Signing Receivable from a customer, the Seller must account to, and pay to, the Buyer that payment within five (5) Business Days of the Seller receiving that payment. 9. Contracts 9.1 Assignment or novation 9.1.1 The Seller must do all things reasonably necessary to ensure that each Contract is either assigned or novated to the Buyer on terms in the form of a Consent and duly signed by all relevant parties to each Contract provided however that if any counterparty to a Contract refuses to execute the applicable Consent in the form set out in Attachment 7 or only agrees to a form of a novation or consent to assignment for that Contract in the form of a Counterparty Form of Consent, then the Buyer shall use all reasonable endeavours to negotiate and agree such Counterparty Form of Consent with the relevant counterparty on terms acceptable to the Buyer (acting in good faith). 9.1.2 The Buyer must do all things reasonably necessary to enable the assignment or novation of the Contracts to be effected in the form of a Consent, although nothing in this clause requires the Buyer to accept any conditions or requirements imposed page 28 by any third party that are not acceptable to the Buyer to satisfy the obligations of the Buyer under this clause 9.1.2. 9.1.3 The parties acknowledge that if any Key Contract is not assigned or novated to the Buyer on terms acceptable to the Buyer on or before the Sunset Date, then the Buyer has rights under clause 2 of this document. 9.2 Benefit of Contracts Subject to and with effect from Completion, the Buyer is entitled to the benefit of the Contracts assigned or novated to the Buyer on terms acceptable to the Buyer (Transferred Contracts), with effect from Completion. 9.3 Obligations and liabilities under Contracts Subject to and with effect from Completion, the Buyer must perform all obligations of the Seller and discharge all liabilities of the Seller under each Transferred Contract due to be performed or discharged after Completion. For the avoidance of doubt, this shall include all warranty obligations relating to products deployed by customers of the Business which remain within the warranty period under the relevant Transferred Contract. 9.4 Indemnity from the Seller Subject to and with effect from Completion, the Seller must indemnify the Buyer against and pay to the Buyer the amount of any Indemnified Loss suffered or incurred by the Buyer arising out of or in connection with any breach of, default under, or other matter relating to any Transferred Contract on or before Completion, other than warranty obligations to be assumed by the Buyer under clause 9.3. 9.5 Indemnity from the Buyer Subject to Completion, the Buyer must indemnify the Seller against and pay to the Seller the amount of any Indemnified Loss suffered or incurred by the Seller arising out of or in connection with any breach of, default under, or other matter relating to any Transferred Contract from Completion except to the extent such Indemnified Loss is caused or contributed to by the negligence or default of the Seller under clause 9.4. 10. Australian and United States Employees 10.1 Offer of employment 10.1.1 The Buyer, or a nominee of the Buyer retained or engaged by the Buyer in Australia or the United States (as applicable) (Nominee), must make an offer of continuing employment to each Australian Employee and the United States Employee in writing (Employment Offer). A Nominee must be notified to the Seller no later than five (5) Business Days prior to Completion and will be the employer on the record and the formal employer of any Australian Employees or the United States Employee, as applicable. 10.1.2 For the Employment Offer made under clause 10.1.1, the Buyer must procure that such Employment Offer: (a) be conditional on Completion occurring; (b) be effective from Completion; and

page 29 (c) be on terms of employment no less favourable to the Employees on an overall basis than their terms with the Seller as at the Completion Date; and (d) provide that by accepting the Employment Offer, the Australian Employee or United States Employees (as applicable) will be taken to resign from employment with the Seller with effect from the time immediately prior to Completion. 10.1.3 The Seller will use its best endeavours to encourage the Australian Employees and the United States Employee to accept the Employment Offer, including by: (a) recommending to each Australian Employee and United States Employee that they accept the Employment Offer; and (b) providing the Buyer with reasonable access to the Australian Employees and United States Employee for the purpose of discussing the offer. 10.2 Acceptance of resignation and release With effect from Completion the Seller must in respect of each Australian Employee and the United States Employee who has been offered and accepted the Employment Offer: 10.2.1 accept the resignation of that Employee effective from the time immediately prior to Completion; and 10.2.2 unconditionally release that Employee from employment with that Seller. 10.3 Seller’s payment obligations The Seller must on or before Completion pay to or in respect of each Transferring Employee who is an Australian Employee or United States Employee all amounts to which the Transferring Employee is entitled including wages, salary, allowances, superannuation contributions and commissions accrued or arising in respect of the period up to Completion (whether arising by law or under any award, agreement, contract or arrangement) in relation to their employment by the Seller up to Completion, but nothing in this clause 10.3 places any obligation on the Seller to make payment of the Employee Entitlements. 10.4 Buyer's payment obligations With effect from Completion, the Buyer must pay, and (where applicable) must procure that its Nominee pays, to or in respect of each Transferring Employee who is an Australian Employee or the United States Employee as and when they fall due: 10.4.1 all wages, salary, allowances, superannuation contributions and commissions of that Transferring Employee in respect of the period after Completion; 10.4.2 all annual leave, long service leave and (if and when applicable) personal/carer's leave of that Transferring Employee accruing after Completion; and 10.4.3 all Employee Entitlements of that Transferring Employee. 10.5 Seller’s indemnity The Seller must indemnify the Buyer and it's Nominee against and pay to the Buyer the amount of any Indemnified Loss suffered or incurred by the Buyer or its Nominee (or both) arising out of or in connection with:

page 30 10.5.1 any Claim by any Transferring Employee who is an Australian Employee or the United States Employee for any amount to which that Transferring Employee is entitled including wages, salary, allowances, superannuation contributions, bonus payments and commissions and other entitlements and emoluments in relation to their employment by the Seller on or before Completion other than the Employee Entitlements; and 10.5.2 the termination of employment with the Seller of any Transferring Employee, other than Indemnified Losses arising as a direct result of a failure by the Buyer to comply with its obligations under clause 10.1.2. This clause 10.5 operates as a deed poll in favour of and for the benefit of any Buyer's Nominee and any one or more of the Buyer's Nominees and may be relied on and enforced by any one or more of the Buyer's Nominees in accordance with its terms even though the Buyer's Nominees may not be a party to this document. 10.6 Buyer’s indemnity The Buyer must indemnify the Seller against and pay to the Seller the amount of any Indemnified Loss suffered or incurred by the Seller arising out of or in connection with: 10.6.1 any Claim by any Transferring Employee for any amount to which the Transferring Employee is entitled including wages, salary, allowances, bonus payments, superannuation contributions and commissions and other entitlements and emoluments for which Buyer is responsible in relation to their employment by the Buyer after the Effective Time, including the Employee Entitlements; and 10.6.2 any claim by an Employee in respect of termination of employment with the Seller arising from any failure by the Buyer to comply with its obligations under clause 10.1.2. 10.7 Non-transferring Employees The Seller will retain all liabilities and obligations in relation to Employees who do not accept the Employment Offer and indemnifies the Buyer against and will pay to the Buyer the amount of any Indemnified Loss suffered or incurred by the Buyer arising from any Claims by any of those Employees. 11. United Kingdom Employees 11.1 Transfer of Undertakings (Protection of Employment) Regulations 2006 11.1.1 The Seller and the Buyer acknowledge and agree that the sale of the Business by the Seller to the Buyer constitutes a "relevant transfer" within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006 as amended from time to time (the Transfer Regulations) and that accordingly: (a) the contract of employment of any Transferring Employee who is a UK Employee who is employed in the Business immediately on or before the Completion Date shall: (i) not be terminated for a reason arising from or connected in any way with this document but may be terminated by the Buyer for any other lawful reason including, performance issues, elimination of position and the entry into a new contract between Buyer Group Member in the United Kingdom and any such UK Employee;

page 31 (ii) have effect from the Completion Date as if originally made between the Buyer (or relevant Buyer Group Member) and such UK Employee (save in so far as they relate to provisions of an occupational pension scheme relating to benefits for old age, invalidity or survivors within the meaning of Regulation 10 of TUPE); and (b) by virtue of the Transfer Regulations, all the Seller's rights, powers, duties and liabilities under or in connection with any contract of employment with any Transferring Employee who is a UK Employee still in force immediately before the Completion Date shall be transferred to the Buyer or relevant member of the Buyer Group; (c) for the avoidance of doubt, all wages, salaries, bonus and commission payments, contributions to pension schemes, entitlement to paid holiday and any other emoluments (whether monetary or otherwise), tax and national insurance contributions relating to the UK Employee shall be paid or borne by the Seller or relevant Seller Affiliate up to the Transfer Date and by the Buyer or relevant Buyer Group Member thereafter and all necessary apportionments shall be made; and (d) the parties and their relevant Affiliates shall comply with their obligations under the Transfer Regulations. 11.1.2 The Buyer shall be responsible for and hereby undertakes to indemnify and keep indemnified and fully reimburse the Seller and Seller Affiliate’s at all time from and against all Employment Liabilities in respect of any Transferring Employee who is a UK Employee which the Seller or any Seller Affiliate may suffer, sustain, incur or pay arising from or connected with: (a) any failure by the Buyer or relevant Buyer Group Member to comply with its or their obligations under Regulation 13 of the Transfer Regulations, save to the extent that any such failure or alleged failure is as a result of or in consequence of the Seller or Seller's Affiliate’s failure to provide the Buyer or relevant Buyer Group Member with sufficient information about the Employees to enable the Buyer to comply with Regulation 13(4) of the Transfer Regulations; (b) any changes to the terms and conditions of employment of the Transferring Employees which may be proposed by the Buyer or relevant Buyer Group Member, whether before on or after the Completion Date, including but not limited to any claims arising pursuant to regulations 4(9) and 4(11) of the Transfer Regulations; (c) any act or omission or continuing act or omission of the Buyer or relevant Buyer Group Member or for which it or they are liable, whether such act or omission arises before, on or after the Completion Date; (d) the employment or termination of employment by the Buyer or relevant Buyer Group Member of any Transferring Employee at any time after the Completion Date. 11.1.3 The Seller shall be responsible for and hereby undertakes to indemnify and keep indemnified and fully reimburse the Buyer and any relevant Buyer Group Member at all times from and against all Employment Liabilities in respect of any Transferring Employee who is a UK Employee which the Buyer or relevant Buyer Group Member may suffer, sustain, incur or pay arising from or connected with any one or more of the following:

page 32 (a) any act or omission or continuing act or continuing omission of the Seller (or Seller’s Affiliates) or for which the Seller (or Seller’s Affiliates) is liable, or in relation to the employment or termination of employment by the Seller (or Seller’s Affiliates) of any of the Transferring Employees at any time prior to the Completion Date; (b) the employment or termination of employment by the Seller (or Seller’s Affiliates) of any person who is not named in Schedule 3 (a Non- Transferring Employee) at any time; (c) in relation to any failure or alleged failure of the Seller (or Seller’s Affiliates) to comply with its or their obligations under Regulation 13 of the Transfer Regulations, save to the extent that any such failure or alleged failure is as a result of or in consequence of the Buyer's or relevant Buyer’s Group Member’s failure to comply with its obligations under Regulation 13(4) of the Transfer Regulations. 11.1.4 If it is found or alleged, or the Seller and the Buyer reasonably conclude, that any Transferring Employee who is a UK Employee remains or will remain an employee or otherwise engaged by the Seller or a Seller Affiliate after the Completion Date: (a) the parties shall notify the other of that finding or allegation as soon as reasonably practicable after becoming aware of it; (b) the Buyer or relevant Buyer Group Member shall within 14 days after becoming aware of that finding or allegation make that Transferring Employee a written offer of employment or engagement to commence immediately or on the Completion Date (if later) on the same terms as Buyer or relevant member of the Buyer Group would be obliged to provide to such Transferring Employee if their employment transferred pursuant to the Transfer Regulations and under which Buyer or relevant Buyer Group Member agrees to recognise that Transferring Employee's period of service with the Seller or relevant Seller Affiliate; (c) if an offer is made pursuant to clause 11.1.4(b), the Seller shall use all reasonable endeavours to persuade the Transferring Employee to accept that offer. If the offer is accepted, the Seller or relevant Seller Affiliate shall release that Transferring Employee from their (actual or alleged) employment or engagement with the Seller or Seller Affiliate with immediate effect, or with effect from the Completion Date if later; and (d) if the Buyer or a Buyer Group Member does not make that written offer of employment or engagement, or if that Transferring Employee does not accept that written offer of employment or engagement, the Seller or Seller Affiliate shall be entitled to terminate their employment. 11.1.5 This clause 11.1 operates as a deed poll in favour of and for the benefit of any Buyer Group Member and any one or more Buyer Group Members and may be relied on and enforced by any one or more Buyer Group Members in accordance with its terms even though the Buyer Group Members may not be a party to this document. 11.1.6 The Buyer shall promptly upon request by the Seller provide the Seller with information which the Buyer is required to supply pursuant to regulation 13(4) of the Transfer Regulations, in order to enable the Seller to comply with the provisions of regulation 13 of the Transfer Regulations.

page 33 12. Restraint 12.1 Non-competition The Seller must not, and must procure that each other Restricted Person does not in the area specified in clause 12.4 (Restraint Area) in any capacity including as a member, shareholder, unitholder, director, partner, joint venturer, employee, trustee, beneficiary, principal, agent, adviser, contractor, consultant, manager, associate, representative or financier: 12.1.1 carry on participate in, operate, be interested in, promote, or assist with or otherwise be directly or indirectly involved, engaged, concerned or interested in any Restricted Business as principal or on its own account, or together with anyone else, or as agent or trustee for any other person; or 12.1.2 provide services in relation to any Restricted Business, including as director, partner or employee of, or adviser or consultant to, any person referred to in clause 12.1.1. 12.2 Non-solicitation The Seller must not, and must procure that each other Restricted Person does not, other than in respect of the conduct of the Sellers Other Businesses: 12.2.1 solicit, canvass, approach or accept any approach from any person who was at any time during the 12 month period before Completion a customer, supplier or client of the Seller, for the purpose of persuading them to cease being a customer or supplier of the Business, or reduce the amount of business that the customer or supplier would normally do with the Business; or 12.2.2 solicit, canvass induce or encourage any person who is an employee or contractor of the Business, or was an employee or contractor of the Business during the 12 months prior to Completion, to leave their employment or terminate their contract or engagement with the Business; or 12.2.3 interfere with or attempt to interfere with the relationship between the Business and its clients, customers, Employees, suppliers or agents. 12.3 Restraint periods The undertakings in clauses 12.1 and 12.2 are given for each of the periods starting on the Completion Date and ending: 12.3.1 on the date that is 3 years after the Completion Date; 12.3.2 on the date that is 2 years after the Completion Date; 12.3.3 on the date that is 1 year after the Completion Date. 12.4 Restraint area The area referred to in clause 12.1 is each of the following areas separately: 12.4.1 the world; 12.4.2 Australia, United Kingdom and the United States of America; 12.4.3 Australia and United States of America;

page 34 12.4.4 Australia and the United Kingdom; 12.4.5 the United States of America; 12.4.6 the United Kingdom; and 12.4.7 Australia. 12.5 Separate restrictions The parties agree that: 12.5.1 clauses 12.1, 12.3 and 12.4 have effect together as if they consisted of separate restrictions, each resulting from combining an undertaking in clause 12.1 with a period in clause 12.3 and an area in clause 12.4, and each being severable from each other restriction although it is acknowledged that they are cumulative; 12.5.2 clauses 12.2 and 12.3 have effect together as if they consisted of separate restrictions, each resulting from combining an undertaking in clause 12.2 with a period in clause 12.3 and each being severable from each other restriction although it is acknowledged that they are cumulative; and 12.5.3 if any of those restrictions is invalid or otherwise unenforceable for any reason, the invalidity or unenforceability does not affect the validity or enforceability of any of the other restrictions and if the restriction in question would be valid or enforceable if any activity was deleted or the area or time was reduced, then the clause must be read down by deleting that activity, or reducing that period or area, to the minimum extent necessary to achieve that result. 12.6 Exceptions 12.6.1 The restraints in clauses 12.1 and 12.2 do not apply in respect of: (a) the Seller holding securities as a passive investment in any listed corporation or unit trust which in aggregate carry not more than 5% of the votes which could be cast at a general meeting of that corporation or a meeting of holders of units in that unit trust; or (b) any services provided by the Seller pursuant to the Transitional Services Agreement, the Trade Mark and Source Code Licence Deed, the Deed of Assignment of Patents or the Patent Deed. 12.6.2 The restraints in clause 12.2 do not apply in respect of advertising general employment vacancies in any newspaper, website or other publication or through a recruitment agency (except where the recruitment agency or advertising targets employees of the Business) and interviewing and negotiating with or employing, any person responding to such advertisement by their own initiative without any solicitation prohibited under clause 12.2 by or on behalf of the Seller or any Affiliate of the Seller. 12.7 Acknowledgement The Buyer acknowledges and agrees that the fixed wireless business carried on by the Seller’s Affiliates, which involves sales of fixed location cellular based wireless terminals for the provision of broadband internet access via telecommunications carrier and resellers to residential, small and medium size businesses and enterprise customers, as is currently conducted at the date of this document, does not compete with the Business or a substantial part of the Business being sold to the Buyer.

page 35 12.8 Proceedings The Seller acknowledges that damages alone may not be adequate to compensate the Buyer for any breach by the Seller of this clause 12 and agrees that without limiting the relief that the Buyer is entitled to seek, the Buyer may seek an injunction if the Seller is in breach or threatens to breach, or if the Buyer reasonably believes that the Seller will breach, the provisions of this clause 12. 12.9 Reasonableness The Seller acknowledges that each of the restrictions imposed by this clause 12 is reasonable and reasonably necessary for the protection of the goodwill of the Business. 12.10 Assignment 12.10.1 Notwithstanding any other provision of this document, the Buyer is entitled to assign the benefit of this clause 12 to any Buyer Group Member, save that if the assignee ceases to be Buyer Group Member, the Buyer shall first ensure that the assignee reassigns the benefit that has been assigned to it under this clause 12 to the Buyer (or another Buyer Group Member). 12.10.2 If there is an assignment under this clause 12.10, the amount of loss, damage or other amount recoverable by the assignee shall be no greater than would have been the case had such assignment not taken place. 12.10.3 The Buyer shall promptly give notice to the Seller of assignment by it under this clause 12.10. 13. Post-Completion matters 13.1 Access to Records In addition to any other rights of access under this document, the Buyer must for a period of 3 years after Completion (or for any longer period required by law) retain all Records and make available to the Seller and its Representatives on reasonable notice and at the expense of the Seller any Records which are reasonably required by the Seller: 13.1.1 to enable the Seller to prepare accounts, tax returns and other statutory returns or fulfil any other obligation relating wholly or partly to any period before Completion; 13.1.2 in connection with any audit, notice, demand, assessment, amended assessment, determination, return or other document issued by a Tax Authority or lodged, or to be lodged with a Tax Authority under a system of self-assessment in relation to the affairs of the Seller relating wholly or partly to any period before Completion; or 13.1.3 in connection with the prosecution or defence of any other claim by or against the Seller (other than claims by or against any Buyer Group Member), provided that: 13.1.4 the Buyer is not required to comply with any request under this clause 13 to the extent that doing so may in the reasonable opinion of the Buyer result in a waiver of privilege in relation to any document or breach any obligation of confidentiality owed by the Buyer; and 13.1.5 the Seller strictly complies with clause 17.3 in respect of such Records.

page 36 13.2 Access to Excluded Records After Completion, the Seller may retain the Excluded Records for the purpose of the Seller to prepare accounts, tax returns and other statutory returns or fulfil any other statutory obligations required of the Seller by law, provided that any copies of Excluded Records or information obtained from the Excluded Records must be kept confidential in accordance with clause 17. 13.3 Creditors and debtors 13.3.1 The Seller must within 10 Business Days of the end of each calendar month (for a period of 6 months following Completion (Initial Period)): (a) give the Buyer a written statement of all trade debts, receivables and other amounts arising or payable in connection with the Business and in respect of the period after the date of this document that are paid to or at the direction of the Seller for that month; and (b) pay to the Buyer amounts equal to the amounts required to be notified under clause 13.3.1(a), together with any other such amount paid to the Seller which should have been paid to the Buyer. 13.3.2 If, after the expiry of the Initial Period, the Seller receives payment of any trade debts, receivables and other amounts arising or payable to the Buyer in connection with the Business and in respect of the period on or after the date of this document, the Seller must account to, and pay to, the Buyer that payment within five (5) Business Days of the Seller receiving that payment. 13.3.3 If, after the expiry of the Initial Period, the Buyer receives payment of any trade debts, receivables and other amounts arising or payable to the Seller in connection with the Business and in respect of the period before the date of this Document the Buyer must account to, and pay to, the Seller that payment within five (5) Business Days of the Buyer receiving that payment. 13.4 Wrong pockets If the Seller owns after Completion, or controls any entity which owns after Completion, any Asset, the Seller must promptly notify the Buyer in writing of that matter and procure that the Asset is transferred to the Buyer or a company nominated by the Buyer free from all Encumbrances for no additional consideration in excess of the Purchase Price as soon as practicable after becoming aware of the ownership of such Assets. 13.5 Payment of trade payables by the Seller The Seller will provide to the Buyer documentation evidencing to the satisfaction of the Buyer that the Seller has paid all trade payables owing in connection with the Business in respect of such trade payables owing in connection with the Business in respect of the period from 5 Business Days prior to the date of this document and up to and including Completion, within 15 days after Completion and thereafter upon request by the Buyer. 14. Warranties 14.1 Warranties The Seller warrants to the Buyer that each Warranty is true and correct as at the time immediately prior to Completion.

page 37 14.2 Warranties separate Each Warranty is to be treated as a separate warranty and is not limited by reference to any other warranty or any other provision of this document. 14.3 Buyer’s acknowledgements In entering into this document and in proceeding to Completion, the Buyer acknowledges and agrees that: 14.3.1 it does not rely on any statement, representation, warranty, condition, Forward Looking Information or other conduct which may have been made by or on behalf of the Seller or any of its Representatives, except the Warranties; 14.3.2 it and its Representatives have had the opportunity to conduct a due diligence review in respect of the Business and the Assets, including a review of the Due Diligence Materials and to submit requests for further information and review responses to those requests; 14.3.3 irrespective of whether or not the due diligence was as full or exhaustive as the Buyer would have wished, it has nevertheless independently and without the benefit of any inducement, representations or warranty (other than the Warranties) from the Seller or any of its Representatives, determined to enter into this document; 14.3.4 neither the Seller nor any of its Representatives has made or makes any representation or warranty (other than the Warranties) as to the accuracy or completeness of disclosures regarding Forward Looking Information; 14.3.5 on the basis of its due diligence and other information of which it is aware as at the date of this document, it does not have actual knowledge of any matter which is or would with the passage of time become a breach of any Warranty; 14.3.6 notwithstanding anything else in this document and subject to the terms of this clause 14.3, the Seller is not under any obligation to provide the Buyer or any of its Representatives with any Forward Looking Information. If the Buyer or any of its Representatives has received any Forward Looking Information (including in connection with any financial analysis or modelling conducted by the Buyer or any of its Representatives), the Buyer agrees that: (a) there are uncertainties inherent in attempting to make forward looking opinions, estimates, projections, business plans, budgets and forecasts and the Buyer is familiar with these uncertainties; (b) the Buyer will make its own evaluation of the adequacy and accuracy of all Forward Looking Information furnished to it; (c) except as expressly provided in the Warranties, no representation or warranty of any kind is given in connection with any Forward Looking Information; and (d) to the extent permitted by law, neither the Seller nor any of its Representatives is liable in connection with any Claim that arises out of or relates to any Forward Looking Information; and 14.3.7 the only warranties made by the Seller under this document are wholly contained within this clause 14 and Schedule 4 and that all other terms, conditions, warranties, representations and statements, whether express, implied, written, oral, page 38 collateral, statutory or otherwise, are excluded and, to the extent permitted by law, the Seller disclaims all liability in relation to them; and 14.3.8 for the avoidance of doubt, to the extent permitted by law, the Buyer will not make and waives any right it may have to make any Claim against the Seller (or any of its Related Bodies Corporate) under the Australian Consumer Law as contained in Schedule 2 to the Competition and Consumer Act 2010 (Cth), Part 7.10 of the Corporations Act, or section 12DA of the Australian Securities and Investments Commission Act 2001 (Cth), or the corresponding provision of any other federal, state or territory legislation, or under a similar provision under any applicable law, for any act or omission concerning the transactions contemplated by this document or for any statement or representation concerning any of those things. 14.4 Indemnity for Warranties The Seller must pay to the Buyer the amount of any Indemnified Loss incurred or suffered by the Buyer as a result of a breach of any of the Warranties. 14.5 Seller must notify breaches If before Completion the Seller becomes aware of any fact, matter or circumstance which results in or is reasonably likely to result in a breach of any Warranty, the Seller must promptly provide to the Buyer notice describing that fact, matter or circumstance in reasonable detail, provided that nothing in this clause 14.5 obliges the Seller to make enquiries as to whether any such fact, matter or circumstance has arisen. 14.6 Buyer Warranties 14.6.1 The Buyer warrants to the Seller that each Buyer Warranty is true and correct as at the time immediately prior to Completion. 14.6.2 If before Completion the Buyer becomes aware of any fact, matter or circumstance which results in or is reasonably likely to result in a breach of any Buyer Warranty before Completion the Buyer must promptly provide to the Seller notice describing that fact, matter or circumstance in reasonable detail provided that nothing in this clause 14.6 obliges the Buyer to make enquiries as to whether any such fact, matter or circumstance has arisen. 15. Limitations of liability 15.1 Disclosure The Seller is not liable in respect of a Warranty Claim if the fact, matter or circumstance giving rise to the Warranty Claim: 15.1.1 is fairly disclosed in the Due Diligence Materials; 15.1.2 is within the actual knowledge of the Buyer or any of its Representative as at the date of this document; or 15.1.3 would have been disclosed to the Buyer had the Buyer conducted searches 3 Business Days before the date of this document of: (a) the public records maintained by ASIC, IP Australia and all Federal, State and Territory courts in Australia; and (b) the PPSR;

page 39 in respect of the Seller. 15.2 Fair disclosure For the purposes of clause 15.1.1, a fact, matter or circumstance is fairly disclosed if sufficient information has been disclosed about that the fact, matter or circumstance which might constitute a breach of Warranty, and the nature and extent of the breach of Warranty, so as to allow a purchaser reasonably experienced in transactions of the nature of the sale of the Business and Assets to be (or be reasonably expected to be) aware of, identify or determine, the existence and nature of, and understand the nature and substance of, the matter. 15.3 Time limits for Warranty Claims The Seller is not liable in respect of a Warranty Claim unless the Buyer provides a Claim Notice to the Seller in respect of the relevant Warranty Claim: 15.3.1 in the case of a Fundamental Warranty Claim, no later than 5 years after Completion; or 15.3.2 in the case of any other Warranty Claim, no later than 24 months after Completion. 15.4 Notice of claims 15.4.1 If, after Completion, the Buyer becomes aware of a matter that may give rise to a Warranty Claim, the Buyer will give the Seller notice describing in reasonable detail each fact, matter or circumstance giving rise to the Warranty Claim and stating why such fact, matter or circumstance gives rise to a Warranty Claim and including to the extent possible an estimate of the amount of the Warranty Claim (Claim Notice) no later than twenty (20) Business Days after the Buyer first becomes aware of that fact, matter or circumstance. 15.4.2 The Seller must notify the Buyer within twenty (20) Business Days after receipt of a Claim Notice under clause 15.4.1, indicating whether the Seller admits or denies the Warranty Claim (in whole or in part). 15.5 Minimum amount for Warranty Claims and Threshold for Warranty Claims The Seller is not liable in respect of a Warranty Claim unless and until: 15.5.1 the aggregate amount that the Buyer would be entitled to recover in relation to that Warranty Claim and all other Warranty Claims arising from the same or similar facts, matters or circumstances is at least $25,000; and 15.5.2 the aggregate amount that the Buyer would be entitled to recover in relation to all Warranty Claims is at least $100,000, and once this amount is reached the Seller is liable for the full amount of each Warranty Claim and not merely the excess. 15.6 Other limitations of liability The Seller is not liable in respect of any Warranty Claim to the extent that: 15.6.1 the loss or damage giving rise to the Warranty Claim is actually recovered by the Buyer under another Warranty Claim or is made good or otherwise compensated for without cost to the Buyer;

page 40 15.6.2 the Warranty Claim arises out of anything done or omitted to be done in accordance with the terms of this document; 15.6.3 the Warranty Claim arises out of anything done or omitted to be done with the prior written approval of the Buyer excluding where the need for such action or omission arises because of a failure of the Seller to comply any law or requirement of any Regulatory Authority; 15.6.4 the Warranty Claim is as a result of or in consequence of any voluntary act, omission, transaction or arrangement of or on behalf of the Buyer after Completion (excluding any act, omission, transaction or arrangement of the Buyer pursuant to this document); 15.6.5 the Warranty Claim is as a result of or in respect of any legislation not in force at the date of this document (including legislation which takes effect retrospectively); 15.6.6 the Buyer was aware at any time prior to the date of this document of any fact, matter or circumstance, which gives rise to or forms the basis of the Warranty Claim; or 15.6.7 the Warranty Claim is for any Consequential Loss. 15.7 Maximum recovery The maximum aggregate amount recoverable by the Buyer from the Seller: 15.7.1 in respect of Fundamental Warranty Claims is an amount equal to the Purchase Price actually paid as at the date of the relevant Claim; and 15.7.2 in respect of all Warranty Claims (other than Fundamental Warranty Claims) is an amount equal to 35% of the Purchase Price actually paid as at the date of the relevant Claim, provided that the aggregate amount recoverable by the Buyer from the Seller in respect of all Claims under this document is an amount equal to the Purchase Price actually paid as at the date of the relevant Claim. 15.8 Rights against third parties If the Seller has made a payment to the Buyer in relation to any Claim and any Buyer Group Member has or subsequently obtains a right to recover an amount from any person other than the Seller in connection with the fact, matter or circumstance that gave rise to the Claim, the Buyer must: 15.8.1 promptly notify the Seller of that right of recovery and provide such reasonable information in relation to the circumstances giving rise to that right of recovery as the Seller may reasonably require; and 15.8.2 take or procure that it or the relevant Buyer Group Member takes all reasonable steps to enforce that right of recovery. 15.9 Reimbursement of benefits subsequently received If the Seller has made a payment to the Buyer in respect of a Claim (Claim Amount Paid) and after such payment is made any Buyer Group Member receives any payment by reason of the fact, matter or circumstance to which the Claim relates from someone other than another Buyer Group Member (Recovery Amount), then the Buyer must as soon as reasonably practicable repay to the Seller an amount equal to the lesser of the Claim Amount Paid and the Recovery Amount less:

page 41 15.9.1 all costs incurred by any Buyer Group Member in recovering the Recovery Amount (including any increase in insurance premiums in respect of future periods); and 15.9.2 any Tax payable by any Buyer Group Member as a result of receiving the Recovery Amount. 15.10 Mitigation Nothing in this document relieves any person from any duty at law to mitigate any loss or damage that it may suffer or incur as a result of any breach of this document (including a breach of any Warranty). 15.11 No action against officers and employees The Buyer waives and must procure that each other Buyer Group Member waives all rights and claims that it may have personally against the officers and employees of the Seller in relation to any matter arising directly or indirectly in connection with this document or the sale of the Business or the Assets prior to Completion, other than any matter arising from the fraud, wilful misconduct or wilful concealment of any officer or employee of the Seller. The parties acknowledge and agree that: 15.11.1 the Seller has sought and obtained this waiver as agent for and on behalf of its officers and employees and holds the benefit of this clause 15.11 as trustee for them; and 15.11.2 the provisions of this clause 15.11 may be enforced by the Seller on behalf of and for the benefit of its officers and employees and those persons may plead this clause 15.11 in answer to any claim made by a Buyer Group Member against them. 15.12 Circumstances where limitations not to apply None of the limitations in this clause 15 apply to: 15.12.1 any Claim to the extent that it arises out of, or is increased as a result of any fraud, wilful default or wilful concealment by the Seller; or 15.12.2 any Claim arising from or in connection with any breach of Warranty 3.4.2 in Schedule 4. 15.13 No consequential loss No party shall not be liable to make any payment (whether by way of damages or otherwise) to another party under this agreement for any Consequential Loss. 16. Third party claims 16.1 Notice Without limiting any other rights of the Buyer under this document, if after Completion the Buyer becomes aware of any Third Party Claim, the Buyer must within 20 Business Days after becoming aware of the Third Party Claim give the Seller notice of the Third Party Claim (including reasonable details of the facts, matters or circumstances (subject to conditions of confidentiality and excluding documents subject to legal privilege) giving rise to the Third Party Claim, the basis of the Third Party Claim and to the extent possible an estimate of the amount of the Third Party Claim).

page 42 16.2 Obligations after notice given If the Buyer gives notice under clause 16.1 then until the Third Party Claim has been finally resolved or the Seller gives notice under clause 16.3, whichever is the earlier: 16.2.1 the Buyer must not make any admission of liability, agreement, compromise or settlement in relation to the Third Party Claim without the prior written consent of the Seller (which consent must not be unreasonably withheld or delayed); and 16.2.2 the Seller must give to the Buyer such information and assistance as the Buyer may reasonably require in relation to the Third Party Claim and the Buyer must regularly consult with the Seller in relation to the conduct of any proceedings or negotiations in relation to the Third Party Claim. 16.3 Assumption of conduct by the Seller The Seller may within 30 Business Days after notice is given under clause 16.1 in respect of a Third Party Claim give notice to the Buyer : 16.3.1 acknowledging to the Buyer in a form reasonably satisfactory to the Buyer that the Buyer is entitled to bring a Warranty Claim in relation to the Third Party Claim; and 16.3.2 assuming the conduct of the defence of the Third Party Claim. 16.4 Effect of assumption of conduct by Seller If the Seller gives notice under clause 16.3 assuming the conduct of a Third Party Claim then: 16.4.1 the Buyer must allow the Seller to take over the conduct of all proceedings and negotiations in relation to the Third Party Claim and to settle or compromise the Third Party Claim with the prior written consent of the Buyer, which consent must not be unreasonably withheld or delayed; 16.4.2 the Buyer must: (a) provide the Seller and its professional advisers with such access to the Transferring Employees and Records as the Seller may reasonably require in connection with the defence of such Third Party Claim and permit the Seller to take copies of such Records; (b) cooperate in good faith to procure that Transferring Employees provide such witness statements and other evidence as the Seller may reasonably require to avoid, dispute, resist, defend, appeal, compromise or mitigate the Third Party Claim; (c) take all other action that the Seller may reasonably request to avoid, dispute, resist, defend, appeal, compromise or mitigate the Third Party Claim; and (d) not make any admission of liability, agreement, compromise or settlement in relation to the Third Party Claim without the prior written consent of the Seller, which consent must not be unreasonably withheld or delayed; 16.4.3 the Seller must: (a) give to the Buyer such information and written reports (if any)as the Buyer may reasonably request in relation to the Third Party Claim and must keep the Buyer informed in relation to the conduct and progress of the Third Party page 43 Claim including any proceedings or negotiations in relation to the Third Party Claim; (b) conduct the Third Party Claim in good faith with regard to all matters material to the goodwill, reputation, affairs or operations of the Business; (c) not act in any way which is likely to harm the reputation of the Buyer or the Business; (d) consult with the Buyer in relation to the conduct of the Third Party Claim at reasonable and regular intervals; and (e) indemnify the Buyer against and pay to the Buyer the amount of any reasonable cost or expense incurred by the Buyer arising out of or in connection with the conduct of the defence of the Third Party Claim by the Seller including any action taken by, or omitted to be taken by, the Buyer under this clause 16.4. 16.5 Counsel opinion To the extent that the Buyer obtains an opinion from Counsel (at the Buyer’s sole cost) that any action which the Seller requires the Buyer or the Seller (or both) to do pursuant to this clause 16 does not have reasonable prospects of success, the Buyer may notify the Seller in writing to this effect, and neither the Buyer nor the Seller are required to undertake or permit the actions required under clauses 16.3 or 16.4. 16.6 Privilege Nothing in this clause 16 requires a party to allow the other party to have access to anything that is the subject of legal professional privilege. 17. Confidentiality 17.1 No announcement or other disclosure of transaction Except as permitted by clause 17.2, the Seller and the Buyer must keep confidential and must procure that each of their respective Representatives keeps confidential, the existence of and the terms of this document, all negotiations between the parties in relation to the subject matter of this document and all other information given to it under this document. 17.2 Permitted disclosure Nothing in this document prevents a person from disclosing matters referred to in clause 17.1: 17.2.1 if disclosure is required to be made by law and the party whose obligation it is to keep matters confidential or procure that those matters are kept confidential: (a) has not through any act or omission (other than the execution of this document) caused the disclosure obligation to arise; and (b) has before disclosure is made notified each other party of the requirement to disclose and, where the relevant law permits and where practicable to do so, given each other party a reasonable opportunity to comment on the requirement for and proposed contents of the proposed disclosure;

page 44 17.2.2 if disclosure is made by way of a written announcement the terms of which have been agreed in writing by the parties prior to the making of the announcement; 17.2.3 if disclosure is reasonably required to enable a party to perform its obligations under this document; 17.2.4 to any professional adviser of a party who has been retained to advise in relation to the transactions contemplated by this document or to the auditor of a party; 17.2.5 with the prior written approval of each party other than the party whose obligation it is to keep those matters confidential or procure that those matters are kept confidential; or 17.2.6 where the matter has come into the public domain otherwise than as a result of a breach by any party of this document. 17.3 No use or disclosure of Confidential Information The Seller must not at any time, whether before or after Completion, use or disclose to any person other than the Buyer and its Representatives any Confidential Information, except if and to the extent that disclosure is required to be made by law or with the prior written approval of the Buyer. 18. Payments 18.1 Direction Any reference in this document to a payment to any party includes payment to another person at the written direction of that party. 18.2 Method of payment Payment of any amount due under this document by any party must be made by the paying party to the recipient party by: 18.2.1 electronic funds transfer to an account with a bank specified by the recipient party to the paying party at least 3 Business Days before the due date for payment and confirmed by the paying party to the recipient party by notice; or 18.2.2 otherwise, unendorsed bank cheque drawn on a bank or other immediately available funds. 18.3 No deduction Any payment to be made under this document must be made free and clear of any deduction or withholding, except where that deduction or withholding is required or compelled by law. 18.4 Gross-up for withholdings The Buyer agrees and acknowledges that: 18.4.1 without undertaking to conduct an inquiry on the topic, it does not expect any deduction or withholding will apply to any payment of the Purchase Price to be made under this document; 18.4.2 on that basis, the Buyer will pay the Purchase Price to the Seller at Completion without deduction or withholding; and

page 45 18.4.3 it must inform the Seller immediately if it intends to make any deduction or withholding to a payment of the Purchase Price under this document. 18.5 Default interest If any party (the Payor) fails to make a payment to any other party (the Payee) under this document on or before the due date for payment, then, without limiting any other remedy of the Payee, the Payor must pay to the Payee upon demand interest on the outstanding balance of the due amount calculated at the Standard Rate, with interest to accrue from the due date to the day immediately before the actual date of payment, calculated daily on the basis of a 365 day year and capitalised monthly. 19. GST 19.1 Interpretation The parties agree that, except where the context suggests otherwise, terms used in this clause 19 have the meanings given to those terms by the GST Act (as amended from time to time). 19.2 GST exclusive Except as otherwise provided in this document, all consideration payable under this document in relation to any supply is exclusive of GST. 19.3 Increase in consideration If GST is payable in respect of any supply made by a supplier under this document (GST Amount), the recipient must pay to the supplier an amount equal to the GST payable on the supply. Subject to clause 19.4, the recipient must pay the GST Amount at the same time and in the same manner as the consideration for the supply is to be provided under this document in full and without deduction, set off, withholding or counterclaim (unless otherwise provided in this document). 19.4 Tax invoice 19.4.1 The supplier must provide a tax invoice to the recipient before the supplier will be entitled to payment of, and the recipient will be required to pay, the GST Amount under clause 19.3. 19.4.2 Subject to the correctness of the warranties set out in clauses 19.6 and 19.8, the parties acknowledge and agree that the Seller will only provide a tax invoice in respect of taxable supplies made in respect of Plant and Equipment, the Inventory and the Records on the Completion Date. 19.5 GST characterisation The parties agree and acknowledge that based on the warranty set out in clause 19.6: 19.5.1 the Buyer is non-resident and will not be in the indirect tax zone when supplies are made under this document; 19.5.2 under subsection 38-190(1) of the GST Act supplies made to the Buyer that are neither a supply of work physically performed on goods situated in the indirect tax zone when the work is done, nor a supply directly connected with real property situated in the indirect tax zone are GST-free;

page 46 19.5.3 of the Assets being supplied under this document, the Assets that, subject to clause 19.7, could give rise to taxable supplies, and the value of those supplies are: (a) the Plant and Equipment $100 exclusive of GST; (b) the Inventory $750,000 inclusive of GST; and (c) the Records $1 exclusive of GST; and 19.5.4 the balance of the supplies of Assets under this document are GST-free. 19.6 Warranty as to 'in the indirect tax zone' The Buyer warrants that it is a non-resident and will not be indirect tax zone when the supplies of the Assets are made under this document. 19.7 Export of Inventory The parties agree and acknowledge that based on the warranty set out in clause 19.8: 19.7.1 the Buyer intends to export the Inventory so that the supplies of the Inventory will be GST-free under section 38-185 of the GST Act. 19.7.2 the Buyer will supply sufficient documentary evidence to the Seller to evidence that the Inventory has been exported from the indirect tax zone within 60 days (or such further period as the Commissioner of Taxation allows) after the earlier of: (a) the day on which the Seller receives any of the consideration for the supply of the Inventory; and (b) the day on which the Seller gives to the Buyer the tax invoice for the supply of the Inventory. 19.8 Warranties in relation to the Export of Inventory 19.8.1 The Buyer warrants that it is not registered or required to be registered for GST in Australia. 19.8.2 The Buyer warrants that, from the time the Inventory is supplied to the Buyer under this document, the Inventory will not be altered or used in any way, except to the extent (if any) necessary to prepare them for export from the indirect tax zone. 19.8.3 The Buyer warrants that it will export the Inventory from the indirect tax zone within 60 days (or such further period as the Commissioner of Taxation allows) after the earlier of: (a) the day on which the Seller receives any of the consideration for the supply of the Inventory; and (b) the day on which the Seller gives to the Buyer the tax invoice for the supply of the Inventory. 19.9 Reimbursements If this document requires a party to pay, reimburse or contribute to any expense, loss or outgoing suffered or incurred by another party, the amount which the first party must pay, reimburse or contribute is the sum of:

page 47 19.9.1 the amount of the payment, reimbursement or contribution, less any input tax credit in respect of the payment, reimbursement or contribution to which the other party is entitled; and 19.9.2 if the payment, reimbursement or contribution is subject to GST, an amount equal to that GST. 19.10 Adjustment events If an adjustment event occurs in relation to a taxable supply under this document: 19.10.1 the supplier must issue an adjustment note to the recipient within 7 days after becoming aware of the adjustment; and 19.10.2 any payment necessary to give effect to that adjustment must be made within 7 days after the date of receipt of the adjustment note. 20. Notices 20.1 How notice to be given Each communication (including each notice, consent, approval, request and demand) under or in connection with this document: 20.1.1 may be given by personal service, post or email; 20.1.2 must be in writing; 20.1.3 must be addressed to each party using the applicable details in the parties section of this document (or as otherwise notified by that party to each other party from time to time); 20.1.4 (in the case of personal service or post) must be signed by the party making it or (on that party's behalf) by the solicitor for, or any attorney, director, secretary or authorised agent of, that party; 20.1.5 (in the case of email) must be in pdf or other format that is a scanned image of the original of the communication, including a handwritten or electronic signature; and 20.1.6 must be delivered by hand or posted by prepaid post to the address, or sent by email to the email address of the addressee, in accordance with clause 20.1.3. 20.2 When notice taken to be received Each communication (including each notice, consent, approval, request and demand) under or in connection with this document is taken to be received by: 20.2.1 the addressee (in the case of prepaid post sent to an address in the same country) on the third day after the date of posting; 20.2.2 the addressee (in the case of prepaid post sent to an address in another country) on the fifth day after the date of posting by airmail; 20.2.3 the addressee (in the case of delivery by hand) on delivery;

page 48 20.2.4 the addressee (in the case of email) at the time the email is sent (provided the sender has not received a notification within eight (8) Business Hours after the email is sent that the email was not received by the recipient); 20.2.5 the Buyer (in the case of express post to the Process Agent under clause 25) on the fifth day after the date of posting; and 20.2.6 the Buyer (in the case of being left at the Process Agent's address set out in this clause 25 with a person who is apparently of or above the age of 16 years and apparently employed with the Process Agent at that address under clause 25 (Delivery on the Process Agent) on the second Business Day after Delivery on the Process Agent. but if the communication would otherwise be taken to be received on a day that is not a Business Day where the address or recipient is located or after 5:00 pm where the address or recipient is located, it is taken to be received at 9:00 am on the next Business Day where the address or recipient is located. 21. Entire agreement This document and each document contemplated by this document constitutes the entire agreement between the parties in relation to their subject matter including the sale and purchase of the Business and the Assets and supersede all previous agreements and understandings between the parties in relation to their subject matter. 22. General 22.1 Amendments This document may only be varied by a document signed by or on behalf of each party. 22.2 Assignment 22.2.1 Except as provided in this document, a party cannot assign or otherwise transfer any of its rights under this document without the prior consent of each other party. 22.2.2 Notwithstanding any other provision of this document, the Buyer is entitled to assign or otherwise transfer any of its rights under this document to any Buyer Group Member, save that if the assignee ceases to be Buyer Group Member, the Buyer shall first ensure that the assignee reassigns the benefit that has been assigned to it under this clause 22.2.2 to the Buyer (or another Buyer Group Member). 22.2.3 If there is an assignment or transfer under clause 22.2.2, the amount of loss, damage or other amount recoverable by the assignee or transferee shall be no greater than would have been the case had such assignment or encumbrance not taken place. 22.2.4 The Buyer shall promptly give notice to the Seller of assignment by it under clause 22.2.2.

page 49 22.3 Consents Unless this document expressly provides otherwise, a consent under this document may be given or withheld in the absolute discretion of the party entitled to give the consent and to be effective must be given in writing. 22.4 Costs Except as otherwise provided in this document, each party must pay its own costs and expenses in connection with negotiating, preparing, executing and performing this document. 22.5 Counterparts This document may be executed in any number of counterparts and by the parties on separate counterparts. Each counterpart constitutes an original of this document, and all together constitute one agreement. 22.6 Further acts and documents Each party must promptly do all further acts and execute and deliver all further documents required by law or necessary to give effect to this document. 22.7 No merger A party's rights and obligations do not merge on completion of any transaction under this document. 22.8 Severance If any provision or part of a provision of this document is held or found to be void, invalid or otherwise unenforceable (whether in respect of a particular party or generally), it will be deemed to be severed to the extent that it is void or to the extent of voidability, invalidity or unenforceability, but the remainder of that provision will remain in full force and effect. 22.9 Stamp duty The Buyer must pay all stamp duties and any related fines and penalties in respect of this document, and each transaction effected by or made under this document. 22.10 Waivers Without limiting any other provision of this document, the parties agree that: 22.10.1 failure to exercise or enforce, or a delay in exercising or enforcing, or the partial exercise or enforcement of, a right, power or remedy provided by law or under this document by a party does not preclude, or operate as a waiver of, the exercise or enforcement, or further exercise or enforcement, of that or any other right, power or remedy provided by law or under this document; 22.10.2 a waiver given by a party under this document is only effective and binding on that party if it is given or confirmed in writing by that party; and 22.10.3 no waiver of a breach of a term of this document operates as a waiver of another breach of that term or of a breach of any other term of this document. 23. Dispute Resolution page 50 23.1.1 A party to this document must not start arbitration or court proceedings (except proceedings seeking interlocutory relief) in respect of a dispute arising out of this document (Dispute) unless it has complied with this clause 23. 23.1.2 A party to this document claiming that a Dispute has arisen must notify the other parties to this document, giving details of the Dispute. 23.1.3 During the ten Business Day (10) day period after a notice is given under clause 23.1.2 (or longer period agreed in writing by the parties to the Dispute) (Initial Period) each party to the Dispute (Disputant) must use its best efforts in good faith to resolve the Dispute. 23.1.4 Subject to clause 23.1.1, if a Disputant refers the Dispute for arbitration in accordance with the Arbitration Rules of the Resolution Institute then no party may commence other legal proceedings. 23.1.5 If a Disputant refers the Dispute for arbitration in accordance with the Arbitration Rules of the Resolution Institute then, at the request of any Disputant, the dispute will be determined by: (a) an arbitrator agreed on by the Disputing Party; or (b) if the Disputing Parties are unable to agree on an arbitrator within seven (7) days after the request, an arbitrator nominated by the then current Chair of the Resolution Institute or the Chair's designated representative. 23.1.6 The arbitration shall be administered and conducted in accordance with the Arbitration Rules of the Resolution Institute operating at the time the Dispute is referred to arbitration (the Rules). 23.1.7 The terms of the Rules are hereby deemed incorporated into this document. 23.1.8 Any information or documents disclosed by a Disputing Party under this clause: (a) must be kept confidential; and (b) may not be used except to attempt to resolve the Dispute. 23.1.9 The Disputing Parties must pay and bear an equal share of the arbitrator’s costs unless the arbitrator otherwise determines. 23.1.10 A determination made by the arbitrator shall be final and binding on all parties to the arbitration. 24. Governing law and jurisdiction 24.1 Governing law This document is governed by the law applying in New South Wales, Australia. 24.2 Jurisdiction Each party irrevocably: 24.2.1 submits to the non-exclusive jurisdiction of the courts of New South Wales, Australia, Commonwealth courts having jurisdiction in that State and the courts page 51 competent to determine appeals from those courts, with respect to any proceedings that may be brought at any time relating to this document; and 24.2.2 waives any objection it may have now or in the future to the venue of any proceedings, and any claim it may have now or in the future that any proceedings have been brought in an inconvenient forum, if that venue falls within clause 24.2.1. 25. Process agent 25.1 Appointment The Buyer: 25.1.1 irrevocably appoints Brown Wright Stein Lawyers, of Level 6, 179 Elizabeth Street, Sydney, New South Wales, and any successor in business, of Brown Wright Stein Lawyers (Process Agent) as its agent to accept service of process in Australia only in relation to any document initiating or otherwise connected with any court proceedings arising out of or in connection with this document; 25.1.2 agrees to notify the Seller in writing of any change of address of such Process Agent within 20 Business Days of the change of address; and 25.1.3 if such Process Agent ceases to be able to act under this clause 25 or ceases to have an address in Australia, or if the Buyer wishes to replace the Process Agent, irrevocably agrees to appoint a replacement process agent (New Process Agent) reasonably acceptable to the Seller and after such appointment, reference to the Process Agent in this clause shall be read as reference to the New Process Agent and to give to the Seller notice of such appointment within 20 Business Days. 25.2 Valid service Any such document under clause 25.1.1 shall be validly served on the Buyer in accordance with clause 20.2.5 by being sent by express post to the Process Agent or in accordance with clause 20.2.6 by being left at the Process Agent's address set out in this clause 25 (whether or not forwarded to or received by the Buyer) with a person who is apparently of or above the age of 16 years and apparently employed with the Process Agent at that address. 25.3 Effectiveness of service Without affecting the effectiveness of service under any other method set out in clause 20 (Notices), service of such process upon the Process Agent at its address given in clause 25.1 in accordance with clause 25 shall constitute good service on the Buyer only in relation to any document initiating or otherwise connected with any court proceedings arising out of or in connection with this document.

page 52 Schedule 1 Business Intellectual Property [Intentionally Omitted]

page 53 Schedule 2 Excluded Intellectual Property Licences [Intentionally Omitted]

page 54 Schedule 3 Employees [Intentionally Omitted]

page 55 Schedule 4 Warranties 1. Seller 1.1 Capacity and authorisation The Seller is a company properly incorporated and validly existing under the laws of the jurisdiction in which it is registered, has the legal right and full corporate power and capacity to execute, deliver and perform its obligations under this document and each document contemplated by this document (Transaction Documents and each a Transaction Document) and to own the Assets and carry on the Business and has obtained all necessary authorisations and consents and taken all other actions necessary to enable it to do so. 1.2 Valid obligations Each Transaction Document constitutes (or will when executed constitute) valid legal and binding obligations of the Seller and is enforceable against the Seller in accordance with its respective terms. 1.3 Breach or default The execution, delivery and performance of each Transaction Document by the Seller does not and will not result in a breach of or constitute a default under: 1.3.1 any agreement to which the Seller is party; 1.3.2 any Authorisation; 1.3.3 any provision of the constitution of the Seller; or 1.3.4 any law or regulation or any order, judgment or determination of any court or Regulatory Authority by which the Seller is bound. 1.4 Solvency None of the following events has occurred in relation to the Seller: 1.4.1 a trustee or similar officer is appointed in respect of any of its assets; 1.4.2 an order is made for the bankruptcy of that person or their estate or an event occurs that would give a court the right to make such an order; 1.4.3 a receiver, receiver and manager, liquidator, provisional liquidator, administrator, trustee or similar officer is appointed in respect of the Seller or any of its assets or an event occurs that gives any person the right to seek such an appointment; 1.4.4 a moratorium of any of its debts, a personal insolvency agreement or any other assignment, composition or arrangement with its creditors or any similar proceeding or arrangement by which the assets of it are subjected conditionally or unconditionally to the control of its creditors or a trustee is ordered or applied for; 1.4.5 the Seller proposes or takes any steps to implement a scheme of arrangement or other compromise or arrangement with its creditors or any class of them;

page 56 1.4.6 it is declared or taken under any applicable law to be insolvent or unable to pay its debts or it admits in writing that it is insolvent or unable to pay its debts; 1.4.7 any writ of execution, garnishee order, mareva injunction or similar order, attachment, distress or other process is made or issued against or in relation to any of its assets; 1.4.8 an order is made for the winding up of the Seller, a resolution for its winding up has been passed, or a meeting of members or creditors has been convened for that purpose; 1.4.9 the Seller is not the subject of a winding up application which has been made to a court, and no event has occurred which would entitle any person to apply to a court to wind up the Seller; or 1.4.10 any person in whose favour the Seller has granted any Encumbrance becomes entitled to enforce any security under that Encumbrance. 1.5 Consent The execution, delivery and performance of this document by the Seller does not and will not: 1.5.1 require the consent, approval, authorisation, qualification, acknowledgment or license of a third party, including a Regulatory Authority unless otherwise set out in this document; or 1.5.2 result in the creation or imposition of any Security Interest or restriction of any nature over any of the Assets or the acceleration of the date of payment of any obligation existing under any document which is binding on it. 2. Books and records All Records of the Business: 2.1.1 have been properly maintained in all material respects and contain materially complete and accurate records of all matters required to be entered in them by any law or regulation in a jurisdiction in which the Business operates; and 2.1.2 are in all material respects true, accurate and complete; and 2.1.3 are in the possession or control of the Seller, and the Seller has not received any notice or allegation that any of them is materially incorrect or should be rectified or amended. 3. Conduct of business 3.1 Authorisations The Seller has obtained, maintained and complied with the material terms of all Authorisations necessary to enable the conduct of the Business in the locations and in the manner in which it is conducted at the date of this document. 3.2 Agreements with Regulatory Authorities True and complete copies of each agreement or arrangement between the Seller and any Regulatory Authority have been disclosed to the Buyer in the Due Diligence Materials.

page 57 3.3 Orders, directions and notices 3.3.1 The Seller has not received any order, direction or notice from any Regulatory Authority or any other person requiring expenditure by the Seller that has not been complied with in full. As far as the Seller is aware, no circumstance exists that may result in any such order being made or direction or notice being given. 3.3.2 The Seller has not received a notice from a Regulatory Authority which interferes with the rights of the Seller to own or use the Assets, employ the Employees or carry on the Business or which might otherwise adversely affect the Business and, as far as the Seller is aware, there are no facts or circumstances that may give rise to any such notice being received by the Seller. 3.4 Customers and suppliers 3.4.1 As far as the Seller is aware, there is no existing material customer or supplier of the Business who will or is likely to: (a) cease trading with the Business; (b) materially reduce trading with the Business; or (c) change the terms of the arrangements with the Business to be materially less favourable to the Business, as a result of the acquisition of the Assets and the Business by the Buyer. 3.4.2 Except as disclosed in document 1.5.1.7 of the Data Room, neither of SHD nor In- tech have any written or oral agreement or arrangement or understanding with the Seller that the Seller will pay for any inventory, including Inventory, held for the Business by these suppliers for the benefit of the Seller or any Affiliates of the Seller. 3.5 Product Liability Claims 3.5.1 The Seller has provided to the Buyer in the Due Diligence Materials a complete and accurate copy of all manufacturer warranties and Seller warranties in respect of products designed, manufactured, distributed, sold or supplied by the Seller relating to the Business in the three (3) years prior to the date of this document. 3.5.2 In the three (3) years prior to the date of this document, there have not been any product recalls or post-sale warnings issued by the Seller or by agents acting on its behalf relating to any product designed, manufactured, distributed, sold or supplied by it, other than as disclosed in the Due Diligence Materials. 3.5.3 The Seller has not manufactured, distributed, sold or supplied products in respect of which any Product Liability Claim is outstanding or has been made in the three (3) years before the date of this document. 3.5.4 The Seller has not, to the best of the Seller’s knowledge, belief and awareness as at the date of this document, manufactured, distributed, sold or supplied products in respect of which any Product Liability Claim may be made in the future, other than as disclosed in in the Due Diligence Materials. 4. Assets and Encumbrances

page 58 4.1 Ownership of Assets 4.1.1 Each of the Assets, including as disclosed in any asset register disclosed to the Buyer in the Due Diligence Materials, is legally and beneficially owned exclusively by the Seller and as at the Completion Date will be free of any Encumbrance or other third party rights. 4.1.2 No Assets are owned legally or beneficially by any Affiliate of the Seller. 4.1.3 The Seller has good and marketable title to the Assets. 4.1.4 No person uses or has a right to use any of the Assets other than the Seller. 4.1.5 As far as the Seller is aware, the Assets are all of the assets necessary to conduct the Business in the manner in which it is conducted at the date of this document. 4.1.6 A software licence from Qualcomm Technologies, Inc. is not necessary for the Buyer to use and develop the firmware that forms part of the Systems for all SKUs, except for the NTC-500 Series and NTC-550 Series. 4.1.7 Every Encumbrance that has been granted over the Assets has been disclosed in the Due Diligence Materials. 4.2 Plant and Equipment Each item of Plant and Equipment: 4.2.1 is in a good and safe state of repair and condition, in good working order for its age and capable of doing the work for which it is designed and used in the Business (fair wear and tear excepted); 4.2.2 is not a fixture to any property, other than a fixture that may be removed; 4.2.3 is in the Seller’s possession or control; and 4.2.4 is fully and accurately detailed in Schedule 6. 4.3 Inventory 4.3.1 The Inventory is of merchantable quality and fit for its intended purpose. 4.3.2 The Inventory is in the physical possession or control of the Seller except for Inventory which is held on consignment (if any). 4.3.3 All Inventory (including raw materials, packaging and containers) which has been delivered to the Seller has been fully paid for by the Seller. 4.3.4 There is no Inventory held by any contract manufacturer in respect of which any contract manufacturer will claim, or is or will be entitled to claim, that the Buyer or the Business needs to pay for (wholly or partly). 4.3.5 As far as the Seller is aware, there are no raw materials, work in progress, finished goods, consumables or packaging materials held or owned by the Seller which are held for use or intended to be used primarily in the Business as at the Effective Time which are damaged or obsolete to be listed in Schedule 8. 5. Contracts page 59 5.1 Contracts 5.1.1 True and complete copies of each Contract and all documents varying or otherwise affecting the terms of any Contract has been disclosed in the Due Diligence Materials. 5.1.2 The Contracts are all of the contracts necessary to conduct the Business in the manner in which it is conducted at the date of this document. 5.2 Validity Each Contract is valid, binding and enforceable. 5.3 Breach or default 5.3.1 The Seller is not in breach of any Contract and the Seller has not been notified of a breach of a Contract by any other party to a Contract. 5.3.2 As far as the Seller is aware, no party to a Contract has done or failed to do anything which: (a) is a material breach of or default under a Contract; or (b) could, with the lapse of time, the giving of notice, or at the election of any person other than the Seller (or any combination of the 3), become a material breach of or default under a Contract. 5.3.3 Other than as contained in the Due Diligence Materials, no Contract: (a) is outside the ordinary and normal course of the Business; (b) is incapable of being fulfilled or performed on time without using money, time or effort outside the ordinary and normal course of the Business; (c) is not on arm’s length terms; (d) requires the Seller to: (i) share its profits; (ii) pay any royalties; or (iii) pay commission, remuneration or payment of any nature calculated by reference to the whole or part of its turnover, profits or sales other than to sales agents in the ordinary course of the Business and to employees under any employee bonus arrangements. 5.3.4 As far as the Seller is aware, there are no current or threatened disputes or Claims relating to a Contract. 5.4 Termination 5.4.1 No party to any Contract has given any notice terminating or purporting to or advising of an intention to terminate that Contract and as far as the Seller is aware no circumstance exists that may entitle any person to do so. 5.4.2 As far as the Seller is aware, nothing has happened which may be grounds for variation, rescission, avoidance, repudiation or termination of a Contract.

page 60 6. Intellectual property and confidential information 6.1 Intellectual Property Rights Complete and accurate details of all Intellectual Property Rights owned by the Seller used in the Business are set out in Schedule 1. 6.2 Intellectual Property Rights used in the Business 6.2.1 All Intellectual Property Rights used in the Business at the date of this document are owned by the Seller or lawfully used by the Seller pursuant to an Intellectual Property Licence. 6.2.2 The Business Intellectual Property and the Licensed Intellectual Property are the only Intellectual Property Rights that are used in the Business. 6.2.3 The Seller owns all right and title to and interest in, or is the registrant of, the Business Intellectual Property. The Seller has provided to the Buyer complete, true and accurate copies of all Intellectual Property Licences. 6.2.4 There are no restrictions on the Seller’s capacity to transfer or assign the Business Intellectual Property to the Buyer. 6.2.5 The Seller has not licensed, assigned or in any way disposed of any Business Intellectual Property or Licensed Intellectual Property (or any interest in any of them). 6.2.6 The Seller is not aware of the use by any other person of Business Intellectual Property. 6.2.7 The Seller has not disclosed any Confidential Information except in the ordinary and normal course of the Business and on a confidential basis and other than as requested or required by the Buyer. 6.2.8 As far as the Seller is aware, there has been no infringement of any Business Intellectual Property or Licensed Intellectual Property, nor is any Business Intellectual Property or Licensed Intellectual Property the subject of any claim, dispute, proceedings or expungement application (whether threatened or otherwise). 6.2.9 The Seller does not pay any royalty or other payment to any third party in relation to the ownership or use of any Business Intellectual Property. 6.3 Infringement of third party rights As far as the Seller is aware, none of the activities of the Business infringes or is likely to infringe any Intellectual Property Rights of any third party and no claim has been made against the Business (or Seller) in respect of any alleged infringement. 7. Systems 7.1 Ownership and control 7.1.1 The Systems are owned by the Seller or leased or licensed to the Seller and are under the possession or control of the Seller, and as far as the Seller is aware, no circumstance exists that may entitle any person to terminate any lease or licence in relation to the Systems.

page 61 7.1.2 The Seller has not entered into any agreement or arrangement permitting the use or exploitation of any of the Systems by a third party. 7.1.3 No action (other than those actions that would be considered business as usual, including (but not limited to) payment of utility bills) will be necessary to enable the Systems to continue to be used in connection with the Business to the same extent and in the same manner as they have been used before the date of this document. 7.2 Support 7.2.1 The Systems are maintained and supported by the relevant manufacturer or authorised re-seller materially in accordance with the manufacturer's recommendations. 7.2.2 The Systems comprise all the information technology and telecommunications systems, hardware and software necessary for the conduct of the Business as conducted at Completion. 7.2.3 No counterparty to any contract or licence relating to the Systems has, in the 12 months prior to the date of this document, given notice to the Seller of its intention to terminate that contract or licence. 7.2.4 The Seller has not received written notice claiming that the Systems used or licensed by the Seller from a third party have been used in material breach of that use agreement or licence. 7.3 Performance 7.3.1 The Systems perform in all material respects their intended functions and there has been no material bugs in, outages, breakdowns or substandard performance of or unscheduled disruption to or failure in the operation or performance of the Systems in the period of 12 months before the date of this document. 7.3.2 As far as the Seller is aware, the Systems are free from material defects in design, material and workmanship. 7.4 Security and integrity The Seller has taken all commercially reasonable precautions to preserve the security and integrity of the Systems and the data and information stored on them and as far as the Seller is aware, there has been no unauthorised access to the Systems or any of the data or information stored on them. 8. Employees 8.1 Terms of employment 8.1.1 Complete and accurate details of each of the following have been disclosed in the Due Diligence Materials: (a) the name, position, location and start date of: (i) each Employee; and (ii) each person who has accepted an offer of employment with the Seller in connection with the Business but whose employment has not started;

page 62 (b) the terms of employment of or offered to each person referred to in paragraph (a) above including all remuneration and other benefits payable during or upon termination of that employment or engagement; (c) any arrangement under which any Employee or former employee of the Seller employed in connection with the Business has received in the 12 months before the date of this document or may be entitled to receive any bonus or other payment or benefit (whether contractual or discretionary) that is calculated by reference to the performance of the Seller or any division of the Seller, the performance of the employee or former employee or any combination of these; (d) accrued annual leave, long service leave and personal/carer's leave entitlements of each Employee; (e) all policies and practices (whether contractual or discretionary) that are or may be applicable to employment or the termination of employment of any Employee; and (f) all commitments given to any Employee in relation to any change of ownership of the Seller or the transactions contemplated by this document, and the Seller has not made any commitment, offer or proposal that if implemented or accepted would result in any of those details being inaccurate in any material respect. 8.1.2 Schedule 3 includes the name, position title, location and status details of the key personnel employed by the Seller or a Seller Affiliate in the Business. 8.1.3 The Seller has not offered, promised or agreed to any future variation in the contract of any Employee and no proposals, negotiations or request for such a change has been made or proposed, or is due or expected. 8.2 Contractors No individual providing services to the Business as or on behalf of a contractor is an employee of the Seller, except as disclosed in the Due Diligence Materials. 8.3 Collective agreements The Seller is not party to or bound by any award, collective agreement or other registered or unregistered agreement with any group of employees or any trade union and no such awards or agreements otherwise apply to any Employees except as disclosed in the Due Diligence Materials. There are no discussions or negotiations with any employees or trade unions or any of their representatives that may result in the Seller becoming party to or bound by any further such award or agreement. 8.4 Notice periods The Seller is legally entitled to terminate the employment of each Employees in accordance with relevant workplace legislation. 8.5 Compliance with obligations The Seller has:

page 63 8.5.1 paid all amounts due to each Employee and former employee other than in respect of remuneration accrued for the current salary payment period and current expense claims; and 8.5.2 otherwise complied in all material respects with all of its obligations in relation to the employment of the Employees and former employees including all obligations arising under any award or collective agreement and all obligations under applicable laws awards and collective agreements in relation to occupational health and safety and workers' compensation, superannuation, environment and taxation. 8.6 Disputes 8.6.1 The Seller is not involved in any industrial dispute or other dispute with any trade or industrial union or an association, group of employees or individual employee, no such dispute has been threatened and as far as the Seller is aware no circumstance exists that is likely to give rise to any such dispute. 8.6.2 The Seller does not have any knowledge of grounds for dismissal of any Employee, nor is the Seller under or likely to be under any obligation to reinstate or reemploy any former employee. 8.7 Record keeping and permissions 8.7.1 The Seller has maintained up-to-date, accurate and adequate records concerning the employment of the Employees. 8.7.2 There are no arrangements, practices, policies or procedures operated by the Seller in respect of the UK Employee which contravene the Working Time Regulations 1998, the National Minimum Wage Act 1998 or the Data Protection Act 1998. 8.7.3 Any UK Employee who requires authorisation or permission to work for the Seller and/or to remain in the United Kingdom has the required authorisation or permission. 8.8 Transfer Regulations In respect of UK Employees, in the past 3 years: 8.8.1 the Seller has not given, or been required to give, notice of any redundancies to the Secretary of State for Business, Innovation and Skills, or started consultations with any trade union or employee representatives, or failed to comply with any statutory obligation in relation to any redundancies; and 8.8.2 the Seller has not been party to any relevant transfer (as defined in the Transfer Regulations) or failed to comply with any duty to inform or consult any trade union or employee representatives. 8.9 Contractual restrictions The Seller has not entered into any contract or other arrangement with any third party in relation to the Business which would limit the Buyer's ability, following Completion, to redeploy any Employee, terminate the employment of any Employee, make any changes to the terms and conditions of employment of any Employee or recruit any additional personnel. 8.10 Workers compensation page 64 8.10.1 The Seller has disclosed all current Claims for workers compensation in the Due Diligence Materials. 8.10.2 As far as the Seller is aware, there are no facts, matters or circumstances which are reasonably likely to give rise to any Claims for workers compensation after Completion. 8.11 Employee Entitlements The Seller warrants that the Employee Entitlements as at the date of this document are fully and accurately set out in Schedule 7. 8.12 Bonus schemes The Seller does not operate a bonus, profit share or employee incentive plan or scheme for its Employees. 8.13 Employment agreements The Seller has provided to the Buyer a copy of all written agreements, arrangements and understandings with each Employee in relation to their employment with the Seller. 8.14 Superannuation 8.14.1 The superannuation funds identified and disclosed to the Buyer in the Due Diligence Materials are the only superannuation funds or other pension arrangements to which the Seller is required to contribute in respect of the Transferring Employees. 8.14.2 The Seller is not aware of any existing facts or circumstances that may give rise to a Claim in respect of the superannuation of the Transferring Employees. 8.14.3 With respect to each Employee and former Employee: (a) the Seller has provided at least the prescribed minimum level of superannuation support for that Employee or former Employee so as not to incur a liability for the Superannuation Guarantee Charge and proper provision has been made for contributions payable in the current quarter; (b) there are no outstanding or unpaid superannuation contributions on the part of the Seller for that Employee or former Employee however arising which are overdue for payment (including under any Laws, award or agreement); (c) they have been properly offered a choice of superannuation fund to receive employer contributions payable, in accordance with the provisions of Part 3A of the Superannuation Guarantee (Administration) Act 1993 (Cth); and (d) there are no outstanding or unpaid benefits currently due to that Employee’s or former Employee’s dependants or beneficiaries. 9. Legal proceedings 9.1 Litigation The Seller is not a claimant or defendant in, or otherwise a party to, any litigation, arbitration or mediation proceedings or other dispute resolution process related to the Business, other than as claimant for the collection of debts not exceeding $50,000, there are no such page 65 proceedings pending or threatened against the Seller related to the Business and as far as the Seller is aware no circumstance exists that is likely to give rise to any such proceedings. 9.2 Investigations and prosecutions As far as the Seller is aware, the Seller is not the subject of any investigation, inquiry, prosecution or enforcement proceedings by any Regulatory Authority, there are no such investigations, inquiries, prosecutions or proceedings pending or threatened against the Seller and as far as the Seller is aware no circumstance exists that is likely to give rise to any such investigation inquiry, prosecution or proceedings. 9.3 Orders and judgments There is no unsatisfied order, judgment or award against the Seller. 10. Disclosure 10.1 Completeness of Due Diligence Materials 10.1.1 So far as the Seller is aware, all information relating to the Business and the Assets which would be material to the assessment of the value of the Business and the Assets and which would be reasonably required by a prudent intending buyer of the Business and Assets has been disclosed to the Buyer. 10.1.2 To best of the knowledge of the Seller, all information and materials provided by the Seller to the Buyer in the Due Diligence Materials was prepared in good faith and with reasonable care. 10.1.3 All information in the Due Diligence Materials is (when taken as a whole) in all material respects: (a) true and accurate; and (b) not misleading or deceptive. 10.1.4 The Seller has not intentionally withheld any information from the Due Diligence Materials that would render the Due Diligence Materials misleading in any material respect. 11. Compliance 11.1 Compliance with the law The Seller has carried on the Business in all material respects in accordance with all applicable laws.

page 66 Schedule 5 Buyer Warranties 1. The Buyer 1.1 Capacity and authorisation The Buyer is a company properly incorporated and validly existing under the laws of the country of its incorporation, has the legal right and full corporate power and capacity to execute, deliver and perform its obligations under this document and each Transaction Document and has obtained all necessary authorisations and consents and taken all other actions necessary to enable it to do so. 1.2 Valid obligations Each Transaction Document constitutes (or will when executed constitute) valid legal and binding obligations of the Buyer and is enforceable against the Buyer in accordance with their respective terms. 1.3 Breach or default The execution, delivery and performance of each Transaction Document by the Buyer does not and will not result in a breach of or constitute a default under: 1.3.1 any agreement to which the Buyer is party; 1.3.2 any Authorisation; 1.3.3 any provision of the constitution of the Buyer; or 1.3.4 any law or regulation or any order, judgment or determination of any court or Regulatory Authority by which the Buyer is bound. 1.4 Solvency None of the following events has occurred in relation to the Buyer: 1.4.1 a receiver, receiver and manager, liquidator, provisional liquidator, administrator, trustee or similar officer is appointed in respect of the Buyer or any of its assets or an event occurs that gives any person the right to seek such an appointment; 1.4.2 an application is made to court or a resolution is passed or an order is made for the winding up or dissolution of the Buyer or as far as the Buyer is aware an event occurs that would give any person the right to make such an application; 1.4.3 the Buyer proposes or takes any steps to implement a scheme of arrangement or other compromise or arrangement with its creditors or any class of them; 1.4.4 the Buyer is declared or taken under any applicable law to be insolvent or the Buyer's board of directors resolves that the Buyer is, or is likely to become at some future time, insolvent; 1.4.5 an order is made for the winding up of the Buyer, a resolution for its winding up has been passed, or a meeting of members or creditors has been convened for that purpose;

page 67 1.4.6 the Buyer is not the subject of a winding up application which has been made to a court, and no event has occurred which would entitle any person to apply to a court to wind up the Buyer; or 1.4.7 any person in whose favour the Buyer has granted any Encumbrance becomes entitled to enforce any security under that Encumbrance. 1.5 Consent The execution, delivery and performance of this document by the Buyer does not and will not: 1.5.1 require the consent, approval, authorisation, qualification, acknowledgment or license of a third party, including a Regulatory Authority unless otherwise set out in this document; or 1.5.2 result in the creation or imposition of any Security Interest or the acceleration of the date of payment of any obligation existing under any document which is binding on it.

page 68 Schedule 6 Plant and Equipment [Intentionally Omitted]

page 69 Schedule 7 Employee Entitlements as at the date of this document [Intentionally Omitted]

page 70 Schedule 8 Inventory in Transit prior to the date of this document [Intentionally Omitted]

page 71 Signing page Executed as a deed. Executed as a deed by NetComm Wireless Pty Ltd in accordance with section 127(1) of the Corporations Act 2001 (Cth): ) ) ) /s/ Anthony Charles Mendes .............................. /s/ Kate Hill .......................................................... Signature of Director Signature of Director Anthony Charles Mendes ................................... Kate Hill ............................................................... Print full name Print full name Executed as a deed by Lantronix, Inc. by its duly authorised officers: ) ) /s/ Saleel Awsare ................................................ Brent Stringham .................................................. Signature of CEO Signature of Chief Accounting Officer Saleel Awsare___________________________ Brent Stringham_________________________ Print full name Print full name page 72 Attachment 1 Index of Due Diligence Materials [Intentionally Omitted]

page 73 Attachment 2 Due Diligence Q&A [Intentionally Omitted]

page 74 Attachment 3 Transitional Services Agreement [Intentionally Omitted]

page 75 Attachment 4 Trade Mark and Source Code Licence Deed [Intentionally Omitted]

page 76 Attachment 5 Receivables [Intentionally Omitted]

page 77 Attachment 6 SKUs [Intentionally Omitted]

page 78 Attachment 7 Consent [Intentionally Omitted]

page 79 Attachment 8 Deed of Assignment of Patents [Intentionally Omitted]